UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12
HEALTHSTREAM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

HEALTHSTREAM, INC.
209 10TH Avenue South, Suite 450
Nashville, Tennessee 37203
(615) 301-3100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 27, 2010

Dear Shareholder:
     On Thursday, May 27, 2010, HealthStream, Inc. will hold its 2010 Annual Meeting of shareholders at 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203. The meeting will begin at 2:00 p.m., Central Daylight Time.
     We welcome shareholders that own our common stock at the close of business on April 1, 2010 to vote at this meeting. At the meeting, we will consider the following proposals:
1.	to elect three (3) persons nominated by the Board of Directors as Class I directors to hold office for a term of three (3) years or until their respective successors have been duly elected and qualified;

2.	to approve the HealthStream, Inc. 2010 Stock Incentive Plan;

3.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4.	to transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.
     Our 2009 Annual Report to Shareholders is being mailed to shareholders with this proxy statement. The annual report is not part of the proxy solicitation materials. Cameras and recording devices are not permitted at the meeting. “Street name” holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. For more detailed directions on how to be able to attend the meeting and vote in person, please call (615) 301-3100.
     Whether or not you plan to attend the meeting, please complete, date, sign, and return as promptly as possible the enclosed proxy in the accompanying reply envelope, or vote by telephone or via the internet. Shareholders who attend the meeting may revoke their proxies and vote in person even if you have previously signed and returned your proxy or voted by telephone or via the internet.

By Order of the Board of Directors,

Robert A. Frist, Jr.
Chief Executive Officer
Nashville, Tennessee
April 29, 2010

PROXY STATEMENT

APPENDIX A: RESTATED CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF HEALTHSTREAM, INC.
APPENDIX B: HEALTHSTREAM, INC. 2010 STOCK INCENTIVE PLAN

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on May 27, 2010: The Company’ Proxy Statement, Proxy Card and 2009 Annual Report to Shareholders are available to registered shareholders at http://www.envisionreports.com/hstm and are available to beneficial shareholders at http://www.edocumentview.com/hstm.
What is the Purpose of the Annual Meeting?
At HealthStream’s Annual Meeting, shareholders will act upon the election of three (3) persons nominated by the Board of Directors (the “Board”) as Class I directors, the approval of the HealthStream, Inc. 2010 Stock Incentive Plan, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and any other matters that may properly come before the meeting. In addition, our management will respond to questions from shareholders.
What are the Board’s Recommendations?
Our Board recommends that you vote:
•	FOR the election of each of the nominees set forth in this proxy statement to serve as directors on our Board; and

•	FOR the approval of the HealthStream, Inc. 2010 Stock Incentive Plan; and

•	FOR the ratification of the appointment of Ernst & Young LLP.
If you complete and properly sign the accompanying proxy card and return it but do not specify your vote, the proxy will be voted in accordance with the recommendations of the Board set forth above. Further, if any other matter properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders will vote as recommended by the Board, or, if no recommendation is given, in their own discretion.
Who May Attend the Annual Meeting?
Shareholders of record on April 1, 2010 may attend the meeting. “Street name” holders will need to bring a copy of a brokerage statement reflecting their ownership of our common stock as of the record date. Cameras and recording devices are not permitted at the meeting.
Who is Entitled to Vote at the Annual Meeting?
The Board has fixed the close of business on Thursday, April 1, 2010 as the record date. Shareholders of record of our common stock at the close of business on April 1, 2010 may vote at this meeting.

As of the record date, there were 21,743,866 shares of our voting common stock outstanding. These shares were held by approximately 3,319 holders. Every shareholder is entitled to one vote for each share of common stock the shareholder held of record on the record date.
Who is Soliciting My Vote?
This proxy solicitation is being made and paid for by HealthStream. In addition, we have retained ComputerShare, Georgeson Shareholder and Corporate Election Services to assist in the solicitation. We will pay these entities an aggregate of approximately $2,500 plus out-of-pocket expenses for their assistance. Our directors, officers and other employees not specially employed for this purpose may also solicit proxies by personal interview, mail, telephone or facsimile. They will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of the common stock that the brokers and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses.
On What Matters May I Vote?
You may vote on the election of three (3) persons nominated by the Board as Class I directors to our Board, the approval of the HealthStream, Inc. 2010 Stock Incentive Plan, and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.
How Do I Vote?
Your vote is important. Whether or not you plan to attend the meeting in person, we urge you to submit your voting instructions to the proxy holders as soon as possible by completing, signing, dating, and promptly returning the enclosed proxy card in the enclosed prepaid envelope provided or by voting by telephone or Internet as described below. If you complete and properly sign the accompanying proxy card and return it in the enclosed prepaid envelope, your shares will be voted as you direct. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the proposals. You have the right to revoke your proxy at any time before the meeting by:
•	notifying our Senior Vice President, General Counsel and Secretary, Kevin O’Hara, at 209 10th Avenue South, Suite 450, Nashville, TN 37203;

•	voting in person; or

•	duly submitting a proxy bearing a later date.
Can I Vote by Telephone or the Internet?
Yes, if you are a registered shareholder you may vote by telephone or the Internet by following the instructions included with your proxy card. The deadline for shareholders of record to submit voting instructions by telephone or the Internet is 11:59 p.m. Eastern Daylight Savings Time on May 26, 2010.

If your shares are held by your broker, often referred to as in “street name,” you may submit voting instructions by telephone or electronically through the Internet as instructed on your proxy card. The deadline for “street name” holders to submit voting instructions by telephone or the Internet is 11:59 p.m., Eastern Daylight Savings Time, on May 26, 2010.
How Will Voting on Any Other Business be Conducted?
We do not know of any business to be considered at the 2010 Annual Meeting other than the election of three (3) Class I directors to our Board, the approval of the HealthStream, Inc. 2010 Stock Incentive Plan and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to Robert A. Frist, Jr., our Chief Executive Officer, and Gerard M. Hayden, Jr., our Chief Financial Officer, or either of them, to vote on such matters at their discretion.
What is a “Quorum”?
A “quorum” is a majority of the outstanding shares. The shares may be present at the meeting or represented by proxy. There must be a quorum for business to be conducted at the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.
What Vote is Required to Approve Each Item?
Each of the director nominees must receive affirmative votes from a plurality of the shares voting to be elected.
The approval of the HealthStream, Inc. 2010 Stock Incentive Plan must receive affirmative votes from a majority of the shares voting to be approved.
The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 must receive affirmative votes from a majority of the shares voting to be approved.
What if I Abstain from Voting?
If you attend the meeting or send in your signed proxy card but abstain from voting on the proposals, you will be counted for purposes of determining whether a quorum exists. So long as a quorum is present, not voting will have no effect on whether the proposals are approved.
How do I Vote My Shares if They are Held in the Name Of My Broker (Street Name)?
If your shares are held by your broker, often referred to as in “street name,” you will receive a form from your broker seeking instruction as to how your shares should be voted. The NASDAQ Global Market (“NASDAQ”) rules provide that brokers and nominees may not exercise their voting discretion on certain non-routine matters without receiving instructions from the beneficial owner of the shares. Therefore, if you do not issue instructions to your broker, your broker is not allowed to exercise his or her voting discretion on certain non-routine matters and will return a proxy card with no vote (the “non-vote”) on the non-routine matter. Broker non-votes will be counted for the purpose of determining the presence of a quorum, but will not be counted for determining the number of votes cast, as a broker non-vote is not considered “entitled to vote” on the election of directors or the approval of the HealthStream, Inc. 2010 Stock Incentive Plan. For the ratification of the independent registered public accounting firm, absent receiving instructions from you, your broker will vote your shares at his or her discretion on your behalf.
What is the Effect of a Broker Non-Vote?
So long as a quorum is present, a broker non-vote will have no effect on whether the proposals are approved.
Who Will Count the Votes?
A representative of our transfer agent, ComputerShare, Canton, Massachusetts, will count the votes and act as inspector of elections.
Where Can I Find the Voting Results?
We will announce the voting results at the Annual Meeting. We also will report the voting results on Form 8-K, which we expect to file with the Securities and Exchange Commission, or the SEC, within four business days following the meeting.
When are Shareholder Proposals Due in Order to be Included in Our Proxy Statement for the 2011 Annual Meeting?
Any shareholder proposals to be considered for inclusion in next year’s proxy statement must be submitted in writing to Secretary, HealthStream, Inc., 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203, prior to the close of business on December 30, 2010.
When are Other Shareholder Proposals Due?
Our Bylaws contain an advance notice provision that requires that a shareholder’s notice of a proposal to be brought before an annual meeting must be timely. In order to be timely, the notice must be addressed to our Secretary and delivered or mailed and received at our principal executive offices not less than 120 days prior to the first anniversary of the date this notice of annual meeting was provided to shareholders.

How Can I Obtain Additional Information About the Company?
We will provide an electronic version of our Annual Report on Form 10-K for the year ended December 31, 2009, excluding certain of its exhibits, on our website at www.healthstream.com, or we will provide a copy without charge to any shareholder who makes a written request to Investor Relations Department, HealthStream, Inc., 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203 or an oral request by calling (615) 301-3237. The Company’s Annual Report on Form 10-K and various other filings also may be accessed on the Internet at www.healthstream.com or www.sec.gov. A copy of our Annual Report on Form 10-K for the year ended December 31, 2009, excluding certain of its exhibits, is being mailed with this proxy statement.
Can I Communicate Directly with Members of the Company’s Board?
Yes, shareholders may communicate with any of the Company’s directors by writing to them c/o HealthStream, Inc., 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203. Shareholders may also communicate with our directors by sending an email to boardofdirectors@healthstream.com. Shareholders may communicate with the chair of any Board committee by sending an email to auditchair@healthstream.com (Audit Committee), nomgovchair@healthstream.com (Nominating and Corporate Governance Committee) or compchair@healthstream.com (Compensation Committee), or with our outside directors as a group by sending an email to: outsidedirectors@healthstream.com. Our Compliance Officer, Kevin O’Hara, reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Compliance Officer, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Concerns relating to accounting, financial reporting, internal controls or auditing matters are immediately brought to the attention of the Company’s Audit Committee and handled in accordance with procedures established by the Audit Committee.
Who Should I Contact if I Have Questions?
If you have any questions about the Annual Meeting or these proxy materials, please contact Kevin O’Hara, our Senior Vice President, General Counsel and Secretary, or Mollie Condra, our Associate Vice President of Communications, Research and Investor Relations, at 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203, (615) 301-3100. If you are a registered shareholder and have any questions about your ownership of our common stock, please contact our transfer agent, ComputerShare, at 250 Royall Street, Canton, Massachusetts 02021 and (800) 962-4284. If your shares are held in a brokerage account, please contact your broker.

CORPORATE GOVERNANCE
     You can access our corporate charter, Bylaws, Corporate Governance Principles, current committee charters, Code of Conduct, Code of Ethics for executive officers and directors and other corporate governance-related information on our website, www.healthstream.com (under the “Corporate Governance” section of the Investors page), or by addressing a written request to HealthStream, Inc., Attention: Secretary, 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203.
     We believe that effective corporate governance is important to our long-term viability and our ability to create value for our shareholders. With leadership from our Nominating and Corporate Governance Committee, our Board regularly evaluates regulatory developments and trends in corporate governance to determine whether our policies and practices in this area should be enhanced. The Nominating and Corporate Governance Committee also administers an annual skills assessment process as well as an annual self and peer evaluation process for the Board. In addition, our directors are encouraged to attend director education programs.
Board Meetings and Committees
     Our business is managed under the direction of our Board. Our Board is responsible for establishing our corporate policies and strategic objectives, reviewing our overall performance and overseeing management’s performance. The Board delegates the conduct of the business to our senior management team. Directors have regular access to senior management. They may also seek independent, outside advice. The Board considers all major decisions to be made by the Company. The Board holds regular quarterly meetings, an annual strategic planning meeting, and meets on other occasions when required by special circumstances. The Board operates pursuant to our Corporate Governance Principles, a copy of which may be accessed in the “Corporate Governance” section of our website at www.healthstream.com.
     The Board currently consists of nine members, a portion of which are standing for re-election and are identified, along with their biographical information, under “Proposal I — Election of Directors.” James F. Daniell, a current Class I director, has decided not to stand for re-election to the Board. During 2009, our Board held seven meetings, the Audit Committee held ten meetings, the Compensation Committee held one meeting and the Nominating and Corporate Governance Committee held six meetings. No director attended fewer than 75 percent of the 2009 meetings of the Board and its committees on which such director served, and as a group, the directors attended 90 percent of their Board and committee meetings. Our Chairman and Chief Executive Officer, Robert A. Frist, Jr., as well as Jeffrey L. McLaren, Linda Rebrovick and Michael Shmerling attended last year’s annual shareholder meeting. Our Board has adopted a policy strongly encouraging all of our directors to attend the annual meeting of shareholders.
     Each of our directors also devotes his or her time and attention to the Board’s principal standing committees. The Board has established three standing committees so that certain areas can be addressed in more depth than may be possible at a full Board meeting. Ad hoc task forces are also formed to consider acquisitions or other strategic issues. Each standing committee has a written charter that has been approved by the committee and the Board and that is reviewed at least annually. The committees, their primary functions and memberships are as follows:
     Audit Committee. The Audit Committee’s primary duties and responsibilities are oversight of the integrity of HealthStream’s financial reporting process; oversight of our system of internal controls regarding finance, accounting and legal compliance; oversight of the process utilized by management for identifying, evaluating and mitigating various risks inherent in the Company’s business; selecting and evaluating the qualification, independence and performance of our independent registered public accounting firm; monitoring compliance with the Company’s Code of Ethics for executive officers and directors and Code of Conduct; monitoring the reporting hotline; and providing an avenue of communication among the independent registered public accounting firm, management and the Board.
     The Audit Committee operates pursuant to the terms of a Restated Audit Committee Charter, a copy of which is attached to this proxy statement as Appendix A and may be accessed in the “Corporate Governance” section of our website at www.healthstream.com. During 2009, the members of the Audit Committee were Dale Polley (chair), Michael Shmerling, and Jeffrey L. McLaren, each of whom is independent within the meaning of the listing standards of NASDAQ and Rule 10A-3 of the Securities Exchange Act. See “Audit Committee Report for 2009.”
     Compensation Committee. The Compensation Committee has responsibility for reviewing and approving the salaries, bonuses, and other compensation and benefits of our executive officers; evaluating the performance of the Chief Executive Officer; establishing and reviewing Board compensation; reviewing and advising management regarding benefits and other terms and conditions of compensation of management; reviewing the Compensation Discussion and Analysis section of this proxy statement; issuing the Compensation Committee report included in this proxy statement; and administering the Company’s 2000 Stock Incentive Plan (the “2000 Plan”) and any other incentive plans. The Compensation Committee operates pursuant to the terms of a Compensation Committee Charter, a copy of which may be accessed in the “Corporate Governance” section of our website at www.healthstream.com. Members of the Compensation Committee during 2009 included Thompson S. Dent (chair), Frank Gordon, and Michael Shmerling, each of whom is independent within the meaning of the listing standards of NASDAQ. See “Compensation Committee Report for 2009.”
     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee provides assistance to the Board in identifying and recommending individuals qualified to serve as directors of the Company, reviews the composition of the Board, reviews and recommends corporate governance policies for the Company and annually evaluates the skills and performance of the Board. The Nominating and Corporate Governance Committee operates pursuant to the terms of a Nominating and Corporate Governance Committee Charter, a copy of which may be accessed in the “Corporate Governance” section of our website at www.healthstream.com. Members of the Nominating and Corporate Governance Committee during 2009 included Linda Rebrovick (chair), James F. Daniell and William W. Stead, each of whom is independent within the meaning of the listing standards of NASDAQ.
     Our Chairman and Chief Executive Officer proposes the agenda for the Board meetings and presents the agenda to the Nominating and Corporate Governance Committee, which reviews the agenda with our Chairman and may raise other matters to be included in the agenda or at the meetings. All directors receive the agenda and supporting information in advance of the meetings. Directors may raise other matters to be included in the agenda or at the meetings. Our Chairman and Chief Executive Officer and other members of senior management make presentations to the Board at the meetings and a substantial portion of the meeting time is devoted to the Board’s discussion of and questions regarding these presentations.

Executive Sessions
     The independent directors meet in executive session (i.e. with no members of management present) periodically, in at least two regularly scheduled meetings each year. The Chair of the Nominating and Corporate Governance Committee has been designated by the independent directors to preside at these meetings.
Independent Directors
     The Board has determined that James F. Daniell, Thompson S. Dent, Frank Gordon, Jeffrey L. McLaren, Dale Polley, Linda Rebrovick, Michael Shmerling, and William W. Stead do not have any relationship that, in the opinion of the Board, would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director and none of such directors has any relationship with the Company which would cause him or her to fail to meet the definition of “independent” under the listing standards of NASDAQ. All members of the standing committees of the Board are considered independent consistent with these rules.
Independence, Financial Literacy and Designation of Financial Experts
     The Audit Committee of the Board has determined that all members of the Audit Committee are financially literate under the current listing standards of NASDAQ. The Board also determined that Dale Polley and Michael Shmerling each qualify as an “Audit Committee Financial Expert” as defined by the regulations of the SEC adopted pursuant to the Sarbanes-Oxley Act of 2002 and that Mr. Polley and Mr. Shmerling are “independent” within the meaning of the listing standards of NASDAQ and Rule 10A-3 of the Securities Exchange Act.
Skills Assessment and Board Evaluation Process
     The Nominating and Corporate Governance Committee is responsible for assessing the Board’s skills, evaluating director performance and providing feedback to directors for performance improvement. Further, the Nominating and Corporate Governance Committee annually assesses the skills required of the Board to support appropriate governance and corporate oversight. In connection with these responsibilities, the Nominating and Corporate Governance Committee annually conducts a board skills assessment as well as self and peer evaluations for the full Board. The Board evaluation process includes self and peer reviews, suggestions for individual improvement, and year to year comparison and trend analysis for both individual directors and the Board on a composite basis. The Board annually reviews the results to improve effectiveness of the Board as a whole. The skills assessment and Board evaluation processes are used to determine skill requirements for new director nominations, assessing committee assignments, reviewing the qualifications of incumbent directors to determine whether to recommend them to the Board as nominees for re-election and to support improvement of the effectiveness of the Board.
Leadership Structure
     The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having the Company’s Chief Executive Officer serve as Chairman is in the best interest of the Company’s shareholders at this time. This structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industry, as well as fostering greater communication between the Company’s management and the Board.

Risk Oversight
     The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (3) implement appropriate and responsive risk management strategies consistent with Company’s risk profile, and (4) integrate risk management into Company decision-making. The Board has designated the Audit Committee to take the lead in overseeing risk management, and the Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management processes. In addition, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.
     In addition to the Audit Committee, the other committees of the Board consider the risks within their areas of responsibility. For example, the Compensation Committee considers the risks that may be implicated by our executive compensation programs.
Nominating Committee Process and Board Diversity
     The Nominating and Corporate Governance Committee is responsible for identifying qualified individuals to serve as members of the company’s Board as well as reviewing the qualifications and performance of incumbent directors to determine whether to recommend them to the Board as nominees for re-election. In identifying candidates for membership on the Board, the Nominating and Corporate Governance Committee shall take into account all factors it considers appropriate, which may include (a) ensuring that the Board, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the SEC), and local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, time availability, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Nominating and Corporate Governance Committee also may consider the extent to which the candidate would fill a present need on the Board. With respect to new candidates for Board service, a full evaluation generally also includes a detailed background check.
     The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills and backgrounds so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s business.
     The Nominating and Corporate Governance Committee will consider nominees for the Board recommended by shareholders. Shareholders may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information to: Secretary, HealthStream, Inc., 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203. Shareholder recommendations for nominees must include certain biographical and other information, which may be found in the Company’s Amended and Restated Bylaws, and the proposed nominee’s written consent to nomination. The recommendations must be delivered or mailed and received at our principal executive offices not less than 120 days prior to the first anniversary of the date this notice of annual meeting was provided to shareholders (December 30, 2010).

Limitations on Other Board Service
     Our Code of Conduct and Governance Principles provide that a director may not serve on more than two other public company boards without Board approval. Otherwise, we do not believe that our directors should be categorically prohibited from serving on boards and/or board committees of other organizations. Service on boards and/or committees of other organizations must also be consistent with our conflict of interest policy, as set forth in our Code of Conduct and Code of Ethics for executive officers and directors, which, among other things, require a director to provide notice to the Board of his or her acceptance of a nomination to serve on the board of another public company.
Communication with the Board
     Shareholders may communicate with any of the Company’s directors by writing to them c/o HealthStream, Inc., 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203. Shareholders may also communicate with our directors by sending an email to boardofdirectors@healthstream.com. Shareholders may communicate with the chair of any committee by sending an email to auditchair@healthstream.com (Audit Committee), nomgovchair@healthstream.com (Nominating and Corporate Governance Committee) or compchair@healthstream.com (Compensation Committee), or with our outside directors as a group by sending an email to outsidedirectors@healthstream.com. Our Compliance Officer, Kevin O’Hara, reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Compliance Officer, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Concerns relating to accounting, financial reporting, internal controls or auditing matters are immediately brought to the attention of the Company’s Audit Committee and handled in accordance with procedures established by the Audit Committee.
Certain Relationships and Related Transactions
     Since the beginning of the last fiscal year, we are aware of no related party transactions between us and any of our directors, executive officers, five percent shareholders or their family members which may require disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”).
     Pursuant to its written charter, the Audit Committee reviews and approves all related party transactions involving our directors, executive officers, immediate family members, or other entities by which any of the foregoing persons are employed (“Related Party”). In connection with this review and approval, the Committee reviews the relevant information and facts available to it regarding any transactions being considered or reviewed and takes into account factors such as the Related Party’s relationship to the Company and interest (direct or indirect) in the transaction, the terms of the transaction and the benefits and risks to the Company of the transaction.

Compensation Committee Interlocks and Insider Participation
     The members of the Compensation Committee are responsible for determining executive compensation and stock option grants to executive officers. Members of the Compensation Committee during 2009 included Thompson S. Dent, Frank Gordon and Michael Shmerling, each of whom is independent within the meaning of the listing standards of NASDAQ. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the Compensation Committee or entities whose executive serves on the Board or the Compensation Committee that require disclosure under applicable SEC regulations.
Code of Conduct
     The Company has established a Code of Conduct that applies to all directors and employees of HealthStream, Inc. The purpose of the Code of Conduct is, among other things, to provide written standards for our directors and employees that are reasonably designed to support high standards of business and personal ethics in the discharge of their duties. A copy of the Code of Conduct may be accessed in the “Corporate Governance” section of our website at www.healthstream.com.
Code of Ethics for Executive Officers and Directors
     The Company has established a Code of Ethics that applies to all executive officers and directors of HealthStream, Inc., including our principal executive officer, principal financial officer, and principal accounting officer. The purpose of the Code of Ethics is, among other things, to provide written standards that are reasonably designed to deter wrongdoing and to promote: honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely, and understandable disclosure in reports and documents filed with the SEC and other public communications by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code. A copy of the Code of Ethics, as well as any amendments to or waivers from the Code of Ethics, may be accessed in the “Corporate Governance” section of our website at www.healthstream.com.
Mandatory Holding Periods
     Stock option grants to members of the Board in 2009 vest annually, in two equal increments as of the first and second anniversaries of the grant date, and are not subject to a mandatory holding period after exercise.
Succession Planning
     Annually, during an executive session of our directors, our Board reviews the Company’s succession plan. In preparation for this session, the Nominating and Corporate Governance Committee reviews the Company’s succession plan with our Chairman and Chief Executive Officer.
Director Orientation
     Upon nomination by the Board of a new director, management and the Nominating and Corporate Governance Committee conduct an orientation session with the new director. During this session, the director is provided with an overview of the Company’s operations, its organizational structure, its products and services, management’s risk assessment, corporate governance documents and guidelines, compliance and reporting requirements, as well as our annual Board calendar. Orientation is further customized to address anticipated committee assignments or specific requests of our directors.

Strategic Planning
     The Board and executive team meet annually to review the Company’s strategic plan. During this session, discussions include a high level review of the Company’s mission and vision as well as the Company’s strategic plan for the next three to five years.
AUDIT COMMITTEE REPORT FOR 2009
     The Audit Committee of the Board is comprised of three directors who are independent directors as defined under NASDAQ Rule 5605(a)(2). The members of the Audit Committee are considered independent because they satisfy the independence requirements for directors prescribed by the NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act. During 2009, the members of the Audit Committee were Dale Polley, Michael Shmerling, and Jeffrey L. McLaren. Mr. Polley is the Chairman of the Committee.
     In accordance with its written charter, the Audit Committee is charged with oversight of the integrity of HealthStream’s financial reporting process; our system of internal controls regarding finance, accounting and legal compliance; the qualification, independence and performance of our independent registered public accounting firm; and the process utilized by management for identifying, evaluating and mitigating risks inherent in the business. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. Among other things, the Committee monitors preparation by our management of quarterly and annual financial reports and interim earnings releases; reviews Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to the filing of our periodic reports with the SEC; supervises our relationship with our independent registered public accounting firm, including making decisions with respect to appointment or removal, reviewing the scope of audit services, approving audit and non-audit services and annually evaluating the independent registered public accounting firm’s independence; and oversees management’s implementation and maintenance of effective systems of internal accounting and disclosure controls, including review of our policies relating to legal and regulatory compliance. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
     The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and the Company, including matters in the written disclosures required by the Public Company Accounting Oversight Board’s applicable requirements, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.
     The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their understanding of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.
     The Audit Committee is governed by a restated charter. The Audit Committee held ten meetings during fiscal year 2009.
Dale Polley, Audit Committee Chairman
Jeffrey L. McLaren, Audit Committee Member
Michael Shmerling, Audit Committee Member
The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
ITEM ONE — ELECTION OF DIRECTORS
     The Board is divided into three classes (Class I, Class II and Class III). At each annual meeting of shareholders, directors constituting one class are elected for a three-year term. Directors who were elected by the Board to fill a vacancy in a class whose term expires in a later year are elected for a term equal to the remaining term for their respective class. The Fourth Amended and Restated Charter of the Company provides that each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The current Board is comprised of nine members. James F. Daniell, M.D., a current Class I director, is not standing for re-election at the Annual Meeting. At this time, the Board has not nominated a replacement for Dr. Daniell, therefore, after the Annual Meeting our Board will be comprised of eight members. Three members of the Board will be elected as Class I directors at the Annual Meeting.
     The Board has nominated and recommends to the shareholders, Thompson S. Dent, Dale Polley and William W. Stead, M.D., for election as Class I directors to serve until the annual meeting of shareholders in 2013 and until such time as their respective successors are duly elected and qualified. Mr. Dent, Mr. Polley and Dr. Stead are currently Class I directors of the Company having been previously elected by the shareholders.
     If any of the nominees should become unable to accept election, the persons named in the proxy may vote for such other person or persons as may be designated by the Board. Management has no reason to believe that any of the nominees named above will be unable to serve. Certain information with respect to directors who are nominees for election at the Annual Meeting and with respect to continuing directors who are not nominees for election at the Annual Meeting is set forth on the following pages.
     The directors shall be elected by a plurality of the votes cast in the election by the holders of the common stock represented and entitled to vote at the Annual Meeting.

Name	Age	Principal Occupation/Directorships/Qualifications	Director Since
Director Nominees:
Class I Directors (Terms Expire 2013)
Thompson S. Dent	60	Mr. Dent is a principal in London based PLATINUM ATLANTIC LLC which develops and manages healthcare businesses. At present they are launching, in the UK, Cognitive Health Ltd., which intends to become the leader in the diagnosis and care management of individuals with symptoms of memory loss and cognitive impairment. Mr. Dent served as president and chief executive officer of MedTel International Corporation, an international diagnostic imaging company based in Nashville, TN, from June 2004 to January 2009. Mr. Dent is a co-founder of PhyCor, Inc., a physician practice and IPA management company. Mr. Dent served as chairman of the board and chief executive officer of PhyCor from June 2000 to February 2002 at which time he transitioned out of the company and continued as its chairman until August 2002. Mr. Dent holds a Masters in Healthcare Administration from The George Washington University and a Bachelors degree in Business from Mississippi State University. On January 31, 2002, PhyCor and certain of its subsidiaries filed a voluntary petition for reorganization relief under Chapter 11 of the Bankruptcy Code. The Chapter 11 reorganization plan, captioned In re PhyCor, Inc., et. al., Case No. 02-40278 (PcB) in the U.S. Bankruptcy Court for the Southern District of New York, was confirmed on July 31, 2002.	1995

		The Company believes that Mr. Dent’s more than thirty-five years of healthcare services industry expertise, including service on numerous public and private healthcare company boards and committees, give him the qualifications and skills to serve as a director.

Dale Polley	60	Mr. Polley retired as a vice chairman and member of the board of directors of First American Corporation and First American National Bank in 2000. In the nine years preceding these positions, Mr. Polley served in various executive management positions at First American, which included serving as its president from 1997 to 1999. Mr. Polley serves on the board of directors of O’Charley’s Inc., a restaurant company, and Pinnacle Financial Partners, Inc., a financial institution, both public companies headquartered in Nashville, Tennessee, as well as several non-profit organizations. Mr. Polley served as a director for the Federal Reserve Bank of Atlanta, Nashville branch, from 1995 to 2001. Mr. Polley earned a Bachelor of Business Administration in accounting from Memphis State University.	2006

		The Company believes that Mr. Polley’s financial and business expertise, as well as a diversified background of service as a director on several other public companies, give him the qualifications and skills to serve as a director.

Name	Age	Principal Occupation/Directorships/Qualifications	Director Since
Director Nominee:
Class I Director (Term Expires 2013):
William W. Stead, M.D.	61	Dr. Stead has served as associate vice chancellor for health affairs and chief information officer of Vanderbilt University since 1991, and he is currently Chief Strategy and Information Officer at the University’s Medical Center. He is a founding fellow of the American College of Medical Informatics and the American Institute for Engineering in Biology and Medicine and a member of the Institute of Medicine of the National Academies. He served as a presidential appointee to the Systemic Interoperability Commission. He is past Chairman, Board of Regents, National Library of Medicine, and Past President of the American College of Medical Informatics. Dr. Stead earned a Bachelor of Arts in chemistry and an M.D. from Duke University.	1998

		The Company believes that Dr. Stead’s service as Chief Strategy and Information Officer for Vanderbilt University Medical Center, plus memberships in organizations devoted to the study of medical information, give him the qualifications and skills to serve as a director.

Continuing Director:

Class II Director (Term Expires 2011)
Jeffrey L. McLaren	43	Mr. McLaren is the chief executive officer of Medaxion, LLC, a provider of peri-operative information services, and the chief executive officer of Southern Genesis, LLC, a management consulting company. From 2003 to 2007, he served as chief executive officer of Safer Sleep LLC, a provider of anesthesia information systems. Mr. McLaren, one of our co-founders, served as our president from 1990 to 2000 and as our chief product officer from 1999 to 2000. Mr. McLaren graduated from Trinity University with a Bachelor of Arts in both business and philosophy.	1990

		The Company believes that Mr. McLaren’s extensive healthcare business expertise, along with his intimate knowledge of the Company’s operations, give him the qualifications and skills to serve as a director.

Name	Age	Principal Occupation/Directorships/Qualifications	Director Since
Continuing Directors:
Class II Directors (Terms Expire 2011)
Linda Rebrovick	54	Ms. Rebrovick is chief executive officer of Consensus Point, a prediction market software and services company. She previously served as a principal and officer at NMG Advisers, Inc., a management consulting company from August 2007 to December 2008. From May 2005 to August 2007, she served as vice president of healthcare sales for Dell Inc., a global systems and services company. From January 2001 to May 2005, Ms. Rebrovick was executive vice president and chief marketing officer of BearingPoint, Inc., formerly KPMG Consulting, Inc. From June 2001 to August 2005, Ms. Rebrovick served on the board of directors and audit committee of Pinnacle Financial Partners, Inc., a financial institution. Ms. Rebrovick received a Bachelor of Science in marketing from Auburn University.	2001

		The Company believes that Ms. Rebrovick’s public and private company board and executive experience, financial and business expertise, and her background as an officer and leader of global healthcare and management technology consulting companies, give her the qualifications and skills to serve as a director.

Michael Shmerling	54	Mr. Shmerling is Chairman of the Choice Food Group, a manufacturer and distributor of food products throughout the United States. Mr. Shmerling has also served as a senior advisor to Kroll’s Background Screening Group, a Marsh & McLennan Company since August 2005. From August 2004 through August 2005, Mr. Shmerling served as Chairman of Kroll’s Background Screening Group. From May 2001 until July 2004, Mr. Shmerling served as Executive Vice President of Kroll, Inc., a risk consulting company, as well as serving on Kroll’s board of directors. Mr. Shmerling serves on the board of directors of Renasant Bank, a financial institution, as well as several non-profit organizations. Mr. Shmerling received a Bachelor of Accountancy from the University of Oklahoma.	2005

		The Company believes that Mr. Shmerling’s financial and business expertise, including a diversified background of managing and directing a variety of public and private companies, give him the qualifications and skills to serve as a director.

Name	Age	Principal Occupation/Directorships/Qualifications	Director Since
Continuing Directors:
Class III Directors (Terms Expire 2012)
Robert A. Frist, Jr.	43	Robert A. Frist, Jr., one of our co-founders, has served as our chief executive officer and chairman of the board of directors since 1990. Mr. Frist graduated with a Bachelor of Science in business with concentrations in finance, economics and marketing from Trinity University.	1990

		The Company believes that Mr. Frist’s experience managing the day-to-day operations of the Company’s business, along with his active involvement with the Company since its inception and a comprehensive understanding of the Company’s mission, give him the qualifications and skills to serve as a director.

Frank Gordon	47	Mr. Gordon has served as managing partner of Crofton Capital LLP, a private equity fund since January 2004. From 1998 through 2004, Mr. Gordon served as vice president of development and managed care of MediSphere Health Partners, Inc., a health care services company. Mr. Gordon serves on the board of directors of Sy.Med Development, Inc. a healthcare provider credentialing application and data management company. Mr. Gordon earned a Bachelor of Science from the University of Texas in Austin and a Masters in Business Administration from Georgia State University.	2002

		The Company believes that Mr. Gordon’s extensive healthcare business experience, with both start-up and well established companies, give him the qualifications and skills to serve as a director.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.
ITEM TWO — APPROVAL OF THE HEALTHSTREAM, INC.
2010 STOCK INCENTIVE PLAN
     On April 26, 2010, the Company’s Board approved for submission to a vote of the shareholders the HealthStream, Inc. 2010 Stock Incentive Plan (the “Plan”).
Why the Board Recommends You Vote “For” This Proposal
     We believe that equity incentives are critical in attracting and retaining talented employees in the Company’s industry and linking their compensation to the long-term interests of the Company and its shareholders. The Company’s 2000 Stock Incentive Plan was approved by our shareholders in 2000 and expired on April 10, 2010. At the time of expiration, the 2000 Stock Incentive Plan still had 1,093,387 shares available for grant. Since our 2000 Stock Incentive Plan has expired, the approval of the HealthStream, Inc. 2010 Stock Incentive Plan is necessary to allow the Company to continue to provide such incentives. The 2010 Stock Incentive Plan would authorize the grant of the 1,093,387 awards that were available for grant at the time of the expiration of the 2000 plan as well as 406,613 additional awards. We believe this will provide the Company with three to five years of available awards based on its historical and anticipated future practices. The Company would be at a significant competitive disadvantage if it were not able to use equity-based awards as part of its compensation programs for employees. Without equity compensation, our ability to recruit, retain and incentivize employees would be challenging.
          The Company recognizes that equity compensation programs dilute shareholder equity and need to be used judiciously. If adopted, the Committee intends to administer the HealthStream, Inc. 2010 Equity Incentive Plan in a manner consistent with our historical practices. We believe our historical share utilization rate has been prudent and mindful of shareholder interests.
          In utilizing equity for our long-term incentive compensation programs and analyzing the impact of utilizing equity on our shareholders, we consider the Company’s “burn rate” and “overhang”. Burn rate is defined as the number of shares granted during the calendar year divided by the undiluted weighted average number of common shares outstanding. This provides a measure of the potential dilutive impact of the Company’s equity awards. For fiscal 2009 the Company’s burn rate was 1.3%, and the Company’s three-year average burn rate from fiscal 2007 through fiscal 2009 was 2.0%. Overhang is defined as the total number of equity awards outstanding, plus shares available to be granted, divided by total common shares outstanding plus the equity award shares. Overhang measures the potential dilutive effect of all outstanding equity awards and shares available for future grants. The Company’s overhang as of March 31, 2010 was 14.4%. If the proposed 1,500,000 shares under the HealthStream, Inc. 2010 Stock Incentive Plan (which include 1,093,387 previously authorized shares carried over from the HealthStream, Inc. 2000 Stock Incentive Plan) are included in the calculation, the Company’s overhang would be 15.7%.
          The Company believes that the burn rate and overhang are reasonable in relation to companies in the same or similar industry and reflect the sound compensation practices of the Company and a judicious use of equity for compensation purposes.
          The material terms of the plan are discussed below. This discussion is qualified in its entirety by the terms of the plan, a copy of which has been filed with this proxy statement and is incorporated herein by reference.
          Key Features
          The Healthstream, Inc. 2010 Stock Incentive Plan includes the following key features, all of which are further described in the Summary of Material Terms below:
•	Stock options cannot be granted at less than 100 percent of fair market value on the date of the grant, and options can expire no later than 10 years after the date of grant;

•	Any repricing of stock options or stock appreciation rights (“SARs”) requires shareholder approval; and

•	Material amendments of the Plan require shareholder approval.
Summary of Material Terms
          Purpose. The purpose of the Plan is to promote the interests of the Company and its shareholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its shareholders.
     Eligibility and Administration of the Plan. Any employee, director or consultant shall be eligible to be a designated participant. The Plan will be administered by a Committee composed of at least two “non-employee directors”, within the meaning of Section 16 of the Securities Exchange Act, and Rule 16b-3 thereunder, each of whom is designated as: (i) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) “independent” within the meaning of the listing standards of NASDAQ.
     Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion (and in accordance with Section 409A of the Code with respect to awards subject thereto) to: (i) designate participants; (ii) determine eligibility for participation in the Plan and decide all questions concerning eligibility for and the amount of awards under the Plan; (iii) determine the type or types of awards to be granted to a participant; (iv) determine the number of shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with awards; (v) determine the timing, terms, and conditions of any award; (vi) accelerate the time at which all or any part of an award may be settled or exercised; (vii) determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended; (viii) determine whether, to what extent, and under what circumstances cash, shares, other securities, other awards, other property, and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (ix) grant awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a subsidiary or affiliate; (x) grant substitute awards on such terms and conditions as the Committee may prescribe, subject to compliance with the incentive stock option rules under Section 422 of the Code and the nonqualified deferred compensation rules under Section 409A of the Code, where applicable; (xi) make all determinations under the Plan concerning any participant’s separation from service with the Company or a subsidiary or affiliate, including whether such separation occurs by reason of cause, good reason, disability, retirement, or in connection with a change in control and whether a leave constitutes a separation from service; (xii) interpret and administer the Plan and any instrument or agreement relating to, or award made under, the Plan; (xiii) amend or modify the terms of any award at or after grant with the consent of the holder of the award; (xiv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xv) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
     Limitations on Plan Awards. No participant may receive options or SARs under the Plan in any calendar year that, taken together, relate to more than 200,000 shares. With respect to any covered officer, the maximum annual number of shares in respect of which all performance awards may be granted under the Plan is 150,000 and the maximum amount of all performance awards that are settled in cash and that may be granted under the Plan in any year is $1,500,000.
     Shares Subject to Plan. The number of shares of common stock which may be issued pursuant to all awards after the effective date of the Plan is equal to the sum of (i) 406,613 shares and (ii) the number of shares available for grant under the HealthStream, Inc. 2000 Stock Incentive Plan, as amended (the “2000 Plan”), as of the end of the day that is the effective date of the Plan. Each share issued pursuant to an option shall reduce the share reserve by one (1) share. Each share subject to a redeemed portion of a SAR shall reduce the share reserve by one (1) share. Each share issued pursuant to a restricted stock award or a restricted stock unit award shall reduce the share reserve by one and one-half (1.5) shares. If any award granted under the Plan (whether before or after the effective date of the Plan) shall expire, terminate, be settled in cash (in whole or in part) or otherwise be forfeited or canceled for any reason before it has vested or been exercised in full, the shares subject to such award shall, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for awards under the Plan. If any award granted under the 2000 Plan shall expire, terminate, be settled in cash (in whole or in part) or otherwise be forfeited or canceled for any reason before it has vested or been exercised in full, the shares subject to such award shall, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for awards under the Plan, and the share reserve shall be increased. The Committee may make such other determinations regarding the counting of shares issued pursuant to the Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law. Notwithstanding the foregoing, if an option or SAR is exercised, in whole or in part, by tender of shares or if the Company’s tax withholding obligation is satisfied by withholding shares, the number of shares deemed to have been issued under the Plan shall be the number of shares that were subject to the option or SAR or portion thereof, and not the net number of shares actually issued and any SARs to be settled in shares shall be counted in full against the number of shares available for issuance under the Plan, regardless of the number of shares issued upon the settlement of the SAR. Any shares that again become available for grant shall be added back as (i) one (1) share if such shares were subject to options or SARs granted under the Plan or options or SARs granted under the 2000 Plan, and (ii) as one and one-half (1.5) shares if such Shares were subject to awards other than options or SARs granted under the Plan or awards other than options or SARs granted under the 2000 Plan.
     Stock Options and Stock Appreciation Rights. The Committee shall have sole and complete authority to determine the participants to whom options and SARs shall be granted, the number of shares subject to each award, the exercise price and the conditions and limitations applicable to the exercise of each option and SAR. An option may be granted with or without a related SAR. An SAR may be granted with or without a related option. The grant of an option or SAR shall occur when the Committee by resolution, written consent or other appropriate action determines to grant such option or SAR for a particular number of shares to a particular participant at a particular option price or grant price, as the case may be, or such later date as the Committee shall specify in such resolution, written consent or other appropriate action. The Committee shall have the authority to grant incentive stock options and to grant non-qualified stock options. In the case of incentive stock options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. To the extent the aggregate fair market value (determined at the time the incentive stock option is granted) of the shares with respect to which all incentive stock options are exercisable for the first time by an employee during any calendar year (under all plans described in Section 422(d) of the Code of the employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such options shall be treated as non-qualified stock options. Incentive stock options may not be granted to any individual who, at the time of grant owns stock possessing more than 10 percent of the total combined voting power of all of the outstanding common stock of the Company or any of its subsidiaries, unless the exercise price is not less than 110 percent of the fair market value of the common stock on the date of the grant and the exercise of such option is prohibited by its terms after the expiration of 5 years from the date of grant of such option.
     Each option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable award agreement or thereafter. The Committee may impose such conditions with respect to the exercise of options or

SARs, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any option granted under the Plan shall be effective only at such time as the sale of shares pursuant to such exercise will not violate any state or federal securities or other laws.
     An option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the option price for the number of Shares with respect to which the option is then being exercised.
     Payment of the option price shall be made in (i) cash or cash equivalents, or, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered shares previously acquired by the participant, valued at the fair market value of such shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of (i) or (ii), or (iv) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with applicable laws or (y) withholding shares (net-exercise) otherwise deliverable to the participant pursuant to the option having an aggregate fair market value at the time of exercise equal to the total option price. Until the optionee has been issued the shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such shares. The Company reserves, at any and all times in the Company’s sole discretion, the right to establish, decline to approve or terminate any program or procedures for the exercise of options by means of a method set forth in subsection (iv) above, including with respect to one or more participants specified by the Company notwithstanding that such program or procedures may be available to other participants.
     Restricted Shares and Restricted Share Units. The Committee shall have sole and complete authority to determine the participants to whom restricted shares and restricted share units shall be granted, the number of restricted shares and/or the number of restricted share units to be granted to each participant, the duration of the period during which, and the conditions under which, the restricted shares and restricted share units may be forfeited to the Company, and the other terms and conditions of such awards. The restricted share and restricted share unit awards shall be evidenced by award agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.
     Each restricted share and restricted share unit award made under the Plan shall be for such number of shares as shall be determined by the Committee and set forth in the award agreement containing the terms of such restricted share or restricted share unit award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment (or other service-providing capacity) of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the restricted share or restricted share unit award. The award agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted share and restricted share unit awards.

     Each restricted share unit shall have a value equal to the fair market value of a share. Restricted share units may be paid in cash, shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable award agreement. The applicable award agreement shall specify whether a participant will be entitled to receive dividend equivalent rights in respect of restricted share units at the time of any payment of dividends to shareholders on shares.
     Performance Awards. The Committee shall have sole and complete authority to determine the participants who shall receive a performance award, which shall consist of a right that is (i) denominated in cash or shares (including but not limited to restricted shares and restricted share units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.
     Subject to the terms of the Plan and any applicable award agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount and kind of any payment or transfer to be made pursuant to any performance award, and may amend specific provisions of the performance award; provided, however, that such amendment may not adversely affect existing performance awards made within a performance period commencing prior to implementation of the amendment.
     Performance awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Separation from service prior to the end of any performance period, other than for reasons of death or disability, will result in the forfeiture of the performance award, and no payments will be made. Notwithstanding the foregoing, the Committee may in its discretion, waive any performance goals and/or other terms and conditions relating to a performance award. A participant’s rights to any performance award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.
     Awards that are granted as performance-based awards to certain officers of the Company shall be based upon the attainment of performance goals established by the Committee and payable at such time and in such form as the Committee shall determine. The performance objectives of performance-based awards to certain officers under the Plan may include one or more or a combination of objectives, including the following: (i) earnings before any one or more of the following: interest, taxes, depreciation, amortization and/or stock compensation; (ii) operating (or gross) income or profit; (iii) operating efficiencies; (iv) return on equity, assets, capital, capital employed or investment; (v) after tax operating income; (vi) net income; (vii) earnings or book value per share; (viii) financial ratios; (ix) cash flow(s); (x) total sales or revenues or sales or revenues per employee; (xi) production (separate work units); (xii) stock price or total shareholder return; (xiii) dividends; (xiv) debt or cost reduction; (xv) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals (including, without limitation, developmental, strategic or manufacturing milestones of products or projects in development, execution of contracts with current or prospective customers and development of business expansion strategies) and goals relating to acquisitions, joint ventures or collaborations or divestitures; or (xvi) any combination thereof.
     To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards, no later than 90 days following the commencement of each performance period

(or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each covered officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to covered officers for such performance period. In determining the amount earned by a covered officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.
     Other Stock-Based Awards. The Committee shall have the authority to determine the Participants who shall receive other stock-based awards, as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable award agreement, the Committee shall determine the terms and conditions of any such other stock-based award.
     Non-Employee Director Awards. The Board may provide that all or a portion of a non-employee director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a non-employee director) in the form of non-qualified stock options, restricted shares, restricted share units and/or other stock-based awards, including unrestricted shares. The Board shall determine the terms and conditions of any such awards, including the terms and conditions which shall apply upon a termination of the non-employee director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such awards, subject to the terms of the Plan and applicable law.
     Separation from Service. The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any award upon a separation from service with the Company, its subsidiaries and affiliates, including a separation from the Company with or without cause, by a participant voluntarily, or by reason of death, disability, early retirement or retirement, and may provide such terms and conditions in the award agreement or in such rules and regulations as it may prescribe.
     Change in Control. Unless otherwise provided by the Committee, or in an award agreement or by a contractual agreement between the Company and a participant, if, within one year following a change in control, a participant separates from service with the Company (or its successor) by reason of (a) death; (b) disability; (c) normal retirement or early retirement; (d) for good reason by the participant; or (e) involuntary termination by the Company for any reason other than for cause, all outstanding awards of such participant shall vest, become immediately exercisable and payable and have all restrictions lifted. For purposes of an award subject to Section 409A of the Code, good reason shall exist only if (i) the participant notifies the Company of the event establishing good reason within 90 days of its initial existence, (ii) the Company is provided 30 days to cure such event and (iii) the participant separates from service with the Company (or its successor) within 180 days of the initial occurrence of the event.
     In the event of a change in control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any participant, either assume or continue the Company’s rights and obligations under each or any award or portion thereof outstanding immediately prior to the change in control or substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable; provided, that in the event of such an assumption, the Acquiror must grant the rights set forth above to the participant in respect of such assumed awards.
     The Committee may, in its discretion and without the consent of any participant, determine that, upon the occurrence of a change in control, each or any award or a portion thereof outstanding immediately prior to the change in control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) subject to such canceled award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the change in control, or (iii) other property which, in any such case, shall be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share in the change in control, reduced by the exercise or purchase price per share, if any, under such award (which payment may, for the avoidance of doubt, be $0, in the event the per share exercise or purchase price of an award is greater than the per share consideration in connection with the change in control). In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any), if any, shall be paid to participants in respect of the vested portions of their canceled awards as soon as practicable following the date of the change in control and in respect of the unvested portions of their canceled awards in accordance with the vesting schedules applicable to such awards.
     Term and Amendment of Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply. The Committee shall not have the power to (i) amend the terms of previously granted options to reduce the option price of such options, (ii) amend the terms of any previously granted SAR to reduce the grant price of such SAR, (iii) cancel such options and grant substitute options with a lower option price than the cancelled options, or (iv) cancel such SARs and grant substitute SARs with a lower grant price than the cancelled SARs, in each case without the approval of the Company’s shareholders.
     The Plan will terminate on May 27, 2020, after which no further awards may be granted under the Plan.
     On April 26, 2010, the market value of a share of our common stock was $4.64.
     Certain Federal Income Tax Consequences. The following is a brief summary of certain Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and the exact tax consequences to any participant will depend on his or her particular circumstances and other factors. The Plan participants are encouraged to consult their own tax advisors with respect to any state tax consequences or particular federal tax implications of awards granted under the Plan.
     Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a SAR, a restricted share, or a restricted share unit award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise. Similarly, the exercise of an SAR will result in ordinary income on the value of the SAR to the individual at the time of exercise.

     If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of common stock. A participant’s tax basis generally will be the sum of the exercise price of the option or SAR plus any amount previously recognized as ordinary income in connection with the exercise of the option or SAR.
     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.
     With respect to the grant of restricted shares, the participant will recognize ordinary income on the fair market value of the common stock at the time restricted shares vest (less any amount paid for the shares) unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. With respect to a grant of restricted share units, the participant will recognize ordinary income on the amount of cash (for units payable in cash) or the fair market value of the common stock (for units settled in stock) at the time such payments are made available to the participant under the terms of the restricted share unit award. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the vesting of a SAR, restricted share award, or restricted share unit award. For this purpose, the participant’s basis in the common stock is its fair market value at the time the SAR is exercised, the restricted share becomes vested (or is granted, if an election under Section 83(b) is made), or the restricted share units become vested (unless delivery of the shares has been validly deferred). The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to a restricted share award.
     Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant. Participants receiving performance awards settled in shares of the Company’s common stock will recognize ordinary income equal to the fair market value of the shares of the Company’s common stock received as the performance goals are met and such shares vest, less any amount paid by the participant for the performance shares, unless the participant makes an election under Section 83(b) of the Code to be taxed at the time of the grant. A Section 83(b) election may not be available with respect to certain forms of performance awards. The participant is also subject to capital gain or loss treatment on the subsequent sale of any of the Company’s common stock awarded to a participant as performance shares. Unless a participant makes a Section 83(b) election, his or her basis in the stock is its fair market value at the time the performance goals are met and the performance shares become vested.
     Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its chief executive officer and certain other most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company generally intends that, except as otherwise determined by the Compensation Committee (i) performance awards and (ii) options granted (a) with an exercise price at least equal to 100% of the fair market value of the underlying shares of common stock at the date of grant (b) to employees the Compensation Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations. The Compensation Committee will not necessarily limit executive compensation to amounts deductible under Section 162(m) of the Code, however, if such limitation is not in the best interests of the Company and its stockholders.
     Substitute payments for dividends made to participants with respect to restricted shares or certain performance awards payable in the Company’s stock will be taxed as ordinary income to the participant until the shares vest. After vesting, dividend payments may be qualified dividend income subject to a current maximum federal tax rate of 15% provided that the stockholder meets certain other requirements with respect to those shares. If a participant makes a Section 83(b) election with respect to restricted shares or certain eligible performance awards, these payments may be qualified dividend income, provided that the other requirements are met. We recommend that participants consult with their tax advisors to determine whether such dividends are qualified dividend income.
     Section 409A of the Code provides generally that nonqualified deferred compensation that does not meet certain requirements will subject the recipients of such compensation to accelerated taxation, enhanced underpayment interest and an additional twenty percent tax. Although the Company intends to administer the plan so that awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any participant for any tax, interest, or penalties that such participant might owe as a result of the grant, holding, vesting, exercise, or payment of any award under the plan.
     The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Plan are urged to consult a tax advisor as to the tax consequences of participation.
     The Plan is not intended to be qualified under Section 401(a) of the Code.
NEW PLAN BENEFITS
     As of the date of this proxy statement, no executive officer, employee or director of the Company has been granted any awards under the Plan. In as much as awards under the Plan will be granted at the sole discretion of the Compensation Committee, such benefits under the Plan are not presently determinable, and we have omitted the New Plan Benefits table.
EQUITY COMPENSATION PLAN INFORMATION
     The following table provides information related to securities available and outstanding under the Company’s equity compensation plans as of the end of the 2009 fiscal year:

Number of
securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in the
Plan Category	and rights	and rights	first column)
Equity compensation plans approved by security holders	2,465,750	$2.87	1,302,387

Equity compensation plans not approved by security holders	—	—	—

Total	2,465,750	$2.87	1,302,387

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE HEALTHSTREAM, INC. 2010
STOCK INCENTIVE PLAN.
ITEM THREE — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal 2009 and 2008 are described below under “Audit and Non-Audit Fees.”
     Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
     Ratification of the appointment of Ernst & Young LLP requires the affirmative vote from a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the Annual Meeting. If the Company’s shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interest to do so.
     THE AUDIT COMMITTEE OF THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.
Audit and Non-Audit Fees
     Audit Fees. Fees for audit services totaled $281,670 and $241,948 in 2009 and 2008, respectively, including fees associated with the audit of our annual financial statements and the reviews of our quarterly reports on Form 10-Q.
     Audit-Related Fees. Fees for audit-related services during 2009 and 2008 totaled $-0- and $34,000, respectively. Audit-related services included the annual audits of the Company’s employee benefit plans during 2008.
     Tax Fees. Fees for tax services totaled $-0- and $74,000 during 2009 and 2008, respectively. During 2008, the tax fees related to federal and state tax compliance matters, including the utilization of our net operating losses as well as tax advice and planning.
     All Other Fees. There were no other fees paid during 2009 or 2008 that were not included in the captions above.
Pre-Approval of Audit and Non-Audit Fees
     The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. In 2009 and 2008, the Audit Committee approved all audit and non-audit fees disclosed above. The Audit Committee’s pre-approval policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve permitted services provided that the Chairman reports any decisions to the Audit Committee at its next scheduled meeting.
EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
     Overview of Compensation Process. The Compensation Committee of the Company’s Board (the “Committee”) is comprised solely of non-employee, outside, independent directors. Members of the Compensation Committee during 2009 included Thompson S. Dent, Frank Gordon, and Michael Shmerling, each of whom is independent within the meaning of the listing standards of NASDAQ. Mr. Dent serves as the Committee’s chair.
     The Committee is responsible for setting the compensation of the Company’s executive officers, overseeing the Board’s evaluation of the performance of our Chief Executive Officer and administering the Company’s equity-based and incentive plans, among other things. The Committee undertakes these responsibilities pursuant to a written charter adopted by the Committee which is reviewed at least annually by the Committee. The Compensation Committee Charter may be accessed on our website in the “Corporate Governance” section of our Investor tab at www.healthstream.com.
     The Committee annually reviews executive compensation and the Company’s compensation policies to ensure that the Chief Executive Officer and the other executive officers are rewarded appropriately for their contributions to the Company and that the overall compensation strategy supports the objectives and values of our organization, as well as shareholder interests.
     The Committee also solicits the views and recommendations of our Chief Executive Officer when setting the base salaries of each member of the executive team, given his insight into internal pay equity and positioning issues, as well as executive performance. At a committee meeting typically held during the first quarter of each year, the Chief Executive Officer summarizes his assessment of the performance during the previous year of each member of the executive team, including his recommendations on any compensation adjustments for members of the executive team. Following the Chief Executive Officer’s presentation and Committee discussion, the Committee discusses and approves any compensation adjustments for each member of the executive team, based on competitive considerations, the Chief Executive Officer’s assessment of individual performance, the Company’s performance and the executive’s current salary.

     The process is similar for determining the compensation adjustments for the Chief Executive Officer, except that the Chief Executive Officer does not provide the Committee with a recommendation. The Chief Executive Officer presents a self-assessment of his performance during the year to the Committee, which then meets to discuss and approve any compensation adjustment, based on its assessment of the Chief Executive Officer’s performance, the Company’s performance and the Chief Executive Officer’s current salary. Historically, Mr. Frist has elected to receive annual cash compensation at levels below the average base compensation levels of chief executive officers at comparable companies and below those recommended by the Committee.
     Compensation Philosophy. The fundamental objective of our executive compensation policies is to attract and maintain executive leadership that will execute the Company’s business strategy, uphold the Company’s mission, vision and values and deliver results and long-term value to the Company’s shareholders. Accordingly, the Committee seeks to develop and maintain a compensation structure that will attract, retain and motivate highly qualified and high-performing executives through compensation that is fair, balanced, aligned with shareholder interests, and linked to overall financial performance.
     It is the Committee’s goal to have a portion of each executive’s compensation contingent upon the Company’s financial performance, provided a reasonable return is achieved consistent with growth in earnings or similar financial metrics, as well as providing equity-based compensation that encourages sustained long-term performance. The Committee’s compensation philosophy for the executive team emphasizes an overall analysis of the executive’s performance for the year, projected role and responsibilities, required impact on execution of the Company’s strategy, external pay practices, total cash and equity compensation and other factors the Committee deems appropriate. Our philosophy also considers employee retention, vulnerability to recruitment by other companies and the difficulty and costs associated with replacing executive talent. Based on these objectives, the Committee has determined that our Company should provide its executives compensation packages comprised of three primary elements: (i) base salary, which reflects individual performance and is designed primarily to be competitive within the Company’s market; (ii) annual cash bonuses based on the financial performance of the Company, in accordance with the goals established by the Committee; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interest between executive officers and our shareholders.
     The specific analysis regarding the components of total executive compensation for 2009 are described below. The primary components of the 2009 program were cash compensation, consisting of a base salary and bonuses, and equity incentives, consisting of stock options.
     Base Salary. We seek to provide base salaries for our executive officers that provide a secure level of guaranteed cash compensation in accordance with their experience, professional status and job responsibilities. Each year the Committee reviews and approves a revised annual salary plan for executive officers, taking into account several factors, including prior year salary, responsibilities, tenure, performance, salaries paid by similar companies for comparable positions, and the Company’s recent financial performance. Taking these factors into account, the Committee approved base salaries for Named Executive Officers in the following amounts:

	2009 Base	2008 Base	Percentage
Name and Title	Salary(1)	Salary(1)	Increase
Robert A Frist, Jr., President and Chief Executive Officer	$210,000	$205,000	2.4%
Arthur E. Newman, Executive Vice President (2)	210,000	205,000	2.4%
J. Edward Pearson, Senior Vice President	215,000	210,000	2.4%
Jeffrey S. Doster, Senior Vice President, Chief Technology Officer (3)	205,000	200,000	2.5%
Gerard M. Hayden, Jr., Senior Vice President, Chief Financial Officer (4)	205,000	200,000	2.5%
Kevin O’Hara, Senior Vice President, General Counsel and Secretary	200,000	185,000	8.1%

(1)	Effective May 1 of each year.

(2)	Mr. Newman stopped serving as Chief Financial Officer on May 19, 2008.

(3)	Mr. Doster joined the Company on May 12, 2008.

(4)	Mr. Hayden resigned as a director of the Company on April 22, 2008 and became Senior Vice President and Chief Financial Officer on May 19, 2008.
     Cash Bonuses. In addition to base salary, our cash bonus plan compensation provides our executive officers with the potential for enhanced cash compensation based on the financial performance of the Company. This is known as our Incremental Net Income Incentive Plan. For the 2009 Incremental Net Income Incentive Plan, the Committee established performance objectives that would reward senior management for significant growth in net income. The Committee chose net income as a measure because it believed that there is a strong relationship between growth in net income and growth in shareholder value. The plan was structured to provide bonus payouts (as a percentage of base salary) for achieving certain net income goals for 2009. The bonus plan was structured to pay five percent of base salary for achieving the minimum threshold level of net income of $4.5 million with incremental payouts for net income in excess of the minimum threshold, and a maximum payout of 35 percent of base salary for achieving net income above $5.1 million. The Company achieved net income for 2009 above $5.1 million, and paid cash bonuses at the maximum level under the 2009 Incremental Net Income Incentive Plan during February 2010.
     Long-Term Stock-Based Incentive Compensation. As described above, one of our key compensation philosophies is that long-term stock-based incentive compensation should strengthen and align the interests of our executive officers with our shareholders. The Committee believes that the strategy of time-based vesting is in the best interest of shareholders.
     Equity incentive awards are generally granted to our executive officers on an annual basis. Award levels in 2009 were consistent with the objectives and approaches discussed above, and consistent with the Company’s retention, performance, and shareholder alignment objectives. The Committee typically approves these awards at its first quarter committee meeting. Awards are granted on the date of the committee meeting. The Committee may also approve additional equity incentive awards in certain special circumstances, such as promotion of an executive officer to a new position, new executive team members, or in recognition of special contributions or achievements by an executive officer. During 2009, the following stock options for the purchase of the Company’s common stock were granted to our Named Executive Officers pursuant to the 2000 Plan:

	Shares Subject to Time-Based	Exercise	Aggregate Grant
Name and Title	Vesting Option Grant	Price(1)	Date Fair Value
Robert A Frist, Jr., President and Chief Executive Officer	—	$—	$—
Arthur E. Newman, Executive Vice President	20,000	2.01	20,800
J. Edward Pearson, Senior Vice President	20,000	2.01	20,800
Jeffrey S. Doster, Senior Vice President, Chief Technology Officer	15,000	2.01	15,600
Gerard M. Hayden, Jr. Senior Vice President, Chief Financial Officer	15,000	2.01	15,600
Kevin O’Hara, Senior Vice President, General Counsel and Secretary	20,000	2.01	20,800

(1)	The exercise price per share is equal to the fair market value of the common stock on the date of the grant.

     The stock options are subject to the terms of the 2000 Plan and the individual grant award agreements. The options vest annually, in four increments as of the first, second, third and fourth anniversaries of the grant date, subject to acceleration as contemplated in the 2000 Plan. Each of the options has an exercise price equal to the fair market value of our common stock at the time of the grant, as determined by the closing price of our common stock on NASDAQ on the date of the grant. The aggregate grant date fair value of each option award is computed in accordance with FASB guidance for stock based compensation.
     Chief Executive Officer Compensation. In establishing the compensation of Robert A. Frist, Jr., the Company’s Chief Executive Officer, the Compensation Committee utilized the same compensation policies applicable to executive officers in general; however, Mr. Frist has elected to receive annual cash compensation at levels below the average base compensation levels of chief executive officers at comparable companies. Effective in May 2010, Mr. Frist’s annual base salary will be increased from $210,000 to $230,000. In 2009, we reimbursed our Chief Executive Officer for life insurance coverage in an amount that did not exceed $10,000. The Company does not anticipate providing life insurance reimbursement for 2010 or in subsequent years.
     Perquisites and Other Benefits. During 2009, the Company paid to Arthur E. Newman commuting expenses (of $16,389) to Nashville, Tennessee, including tax gross up payments to Mr. Newman to cover income tax associated with such payments. Our executive officers are also eligible for benefits generally available to and on the same terms as the Company’s employees including health insurance, disability insurance, dental insurance, and life insurance. While the Company maintains a 401(k) Plan, the Company has not provided any matching contributions under such plan.
     Employment Agreement, Severance and Change In Control Agreements. We maintain an employment agreement with Robert A. Frist, Jr., our chief executive officer, the term of which is automatically extended for successive one year periods unless on or before a date that is 90 days prior to the expiration of the then current employment term either the Company or Mr. Frist shall have given written notice to the other of its or his intention not to further extend the employment term, in which case the employment agreement shall expire and terminate at the end of the extended employment term. Mr. Frist is also entitled to participate in any bonus program or stock option plan that is generally available to our officers or senior management. In addition, Mr. Frist is eligible for reimbursement of life insurance coverage in an amount not to exceed $10,000 annually. Under his employment agreement, Mr. Frist has agreed not to compete with the Company and not to solicit our customers or employees for one year after his employment is terminated, with limited exceptions. Mr. Frist is entitled to severance benefits if we terminate him without cause. He is also entitled to severance benefits if he resigns for good reason after a change in control, if he resigns upon the occurrence of a material change in the terms of his employment or if he resigns upon the occurrence of a material breach of the employment agreement by the Company. If any such termination occurs, Mr. Frist will be entitled to a severance benefit equal to 1.5 times the most recent recommended salary by our Compensation Committee for him. In addition, if Mr. Frist terminates his employment for good reason after the occurrence of a change in control, all options, shares and other benefits will fully vest immediately.
     Vesting of Stock Options upon Change of Control. Under the 2000 Plan, any outstanding stock options become fully exercisable and immediately vested upon a change of control, as defined in the 2000 Plan.

     Compensation Decisions for 2010. In February 2010 and April 2010, the Committee reviewed the performance and compensation of the executive team, and discussed the grant of equity-based rewards to executive officers. For 2010, the Committee established performance objectives that would reward senior management for significant growth in operating income. The Committee chose operating income as a measure because it believed that there is a strong relationship between growth in operating income and growth in shareholder value. The Committee also chose operating income because the Company will be reflecting taxes on its income statement for the first time and the taxes will have a significant and still slightly uncertain impact on net income. The Committee provided management with its philosophy with regard to the 2010 Incremental Operating Income Incentive Plan, reflecting tiered bonuses as a percentage of base salary ranging from a minimum payout of one percent of base salary for exceeding the Company’s budgeted operating income for 2010, with incremental payouts for operating income performance above the minimum level, and a maximum payout of 35 percent of base salary for operating income performance significantly higher than the minimum payout level. The Committee approved the grant of stock options to management during the February 2010 meeting.
     The table below summarizes the 2010 base salary levels and 2010 equity incentive grants for the Named Executive Officers.

		Shares Subject to
	2010 Base	Time-Based Vesting	Exercise
Name and Title	Salary (1)	Option Grant	Price(2)
Robert A Frist, Jr., President and Chief Executive Officer	$230,000	—	$—
Arthur E. Newman, Executive Vice President	217,500	20,000	3.58
J. Edward Pearson, Senior Vice President	222,500	20,000	3.58
Jeffrey S. Doster, Senior Vice President and Chief Technology Officer	212,500	20,000	3.58
Gerard M. Hayden, Jr., Senior Vice President and Chief Financial Officer	212,500	20,000	3.58
Kevin O’Hara, Senior Vice President, General Counsel and Secretary	212,500	20,000	3.58

(1)	Effective May 1, 2010

(2)	The exercise price per share is equal to the fair market value of the common stock on the date of the grant.
     Tax Deductibility of Compensation. Section 162(m) of the Code generally disallows a corporate deduction for compensation over $1.0 million paid to the Company’s CEO and any of the other four most highly compensated executive officers. The $1.0 million limitation applies to all types of compensation, including amounts realized upon the exercise of stock options, unless the awards and plan under which the awards are made qualify as “performance based” under the terms of the Code and related regulations. Based on applicable tax regulations, any taxable compensation derived from the Company’s cash bonus plan and from the exercise of stock options granted pursuant to the 2000 Plan should qualify as “performance based” compensation for purposes of Section 162(m). None of the Company’s executive officers received compensation that exceeded the applicable deductibility limits in 2009.
Compensation Committee Report for 2009
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Taking this review and discussion into account, the undersigned Committee members recommended to the Board that the Board approve the inclusion of the Compensation Discussion and Analysis in our Proxy Statement on Schedule 14A for filing with the SEC.
Submitted by the Compensation Committee of the Board:
Thompson S. Dent, Compensation Committee Chairman
Frank Gordon, Compensation Committee Member
Michael Shmerling, Compensation Committee Member
The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
Summary Compensation Table
     The following table sets forth information for fiscal year 2009, regarding the compensation earned by the Chief Executive Officer, Chief Financial Officer and the other most highly compensated executive officers based on salary, bonus, or commission earned during 2009 (“Named Executive Officers”).

				Option	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards(2)	Compensation(3)	Total
Robert A. Frist, Jr.	2009	$208,333	$—	$—	$10,000	$218,333
Chief Executive Officer, President	2008	205,000	—	—	10,000	215,000
	2007	194,167	15,725	—	10,000	219,892

Arthur E. Newman	2009	208,333	—	20,800	16,389	245,524
Executive Vice President	2008	204,170	—	50,560	30,190	284,920
	2007	194,167	15,725	81,600	26,685	318,176

J. Edward Pearson	2009	213,333	—	20,800	—	234,133
Senior Vice President	2008	209,167	—	50,560	—	259,727
	2007	200,000	9,208	81,600	—	290,808

Jeffrey S. Doster (4)	2009	203,333	—	15,600	—	218,933
Senior Vice President	2008	128,077	—	132,750	—	260,827
and Chief Technology Officer	2007	—	—	—	—	—

Gerard M. Hayden, Jr. (5)	2009	203,333	—	15,600	—	218,933
Senior Vice President	2008	124,359	—	134,250	7,000	265,609
and Chief Financial Officer	2007	—	—	—	—	—

Kevin P. O’Hara	2009	194,999	—	20,800	—	215,799
Senior Vice President,	2008	183,332	—	50,560	—	233,892
General Counsel and Secretary	2007	162,917	11,900	81,600	—	256,417

(1)	Bonuses listed for each fiscal year relate to payments within a fiscal year of bonus amounts related to the previous fiscal year.

(2)	Represents the aggregate fair value computed in accordance with FASB guidance for stock based compensation. For significant assumptions with regard to such valuation, see Note 10 – Stock Based Compensation in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 26, 2010.

(3)	Other compensation includes the reimbursement of life insurance premiums for Mr. Frist, the reimbursement of expenses associated with commuting to Nashville, Tennessee as well as related gross up tax payments for Mr. Newman.

(4)	Mr. Doster joined the Company on May 12, 2008.

(5)	Mr. Hayden resigned as a director of the Company on April 22, 2008 and became Senior Vice President and Chief Financial Officer on May 19, 2008. All other compensation in the table above represents compensation for his service as a director of the Company.
Grants of Plan-Based Awards – Fiscal Year 2009
     The following table provides information related to options granted to the Named Executive Officers during the 2009 fiscal year and the exercise price of the stock options. Grants are made in accordance with the 2000 Plan, which includes grants made at fair market value on the date of grant, vesting in four equal installments beginning on the first anniversary of the grant date, and eight year terms. The aggregate grant date fair value of such annual option grants have ranged from one-fifth to one-fourth of the Named Executive Officer’s total compensation. We have not issued restricted stock, SARs or other equity-based awards to our executive officers. We have not modified or repriced outstanding options.

					All Other Option		Grant Date Fair
		Estimated Future Payments Under Non-Equity			Awards: Number of	Exercise or Base	Value of Option
	Grant	Incentive Plan Awards (1)			Securities	Price of Option	Awards
Name	Date	Threshold	Target	Maximum	Underlying Options	Award	(2)
Robert A. Frist, Jr.	—	$—	$10,500	$73,500	—	$—	$—
Arthur E. Newman	2/12/2009	—	10,500	73,500	20,000	2.01	20,800
J. Edward Pearson	2/12/2009	—	10,750	75,250	20,000	2.01	20,800
Jeffrey S. Doster	2/12/2009	—	10,250	71,750	15,000	2.01	15,600
Gerard M. Hayden, Jr.	2/12/2009	—	10,250	71,750	15,000	2.01	15,600
Kevin O’Hara	2/12/2009	—	10,000	70,000	20,000	2.01	20,800

(1)	Represents the target and maximum bonus levels that could have been earned under the company’s incremental net income incentive plan for fiscal year 2009. The plan is described under “Compensation Discussion and Analysis — Cash Bonuses.” Actual bonuses for fiscal year 2009 were earned at the maximum level and were paid during February 2010.

(2)	Represents the aggregate fair value computed in accordance with FASB guidance for stock based compensation. For significant assumptions with regard to such valuation, see Note 10 – Stock Based Compensation in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 26, 2010.
Outstanding Equity Awards at Fiscal Year End
     The following table provides information related to options outstanding held by the Named Executive Officers at the end of fiscal year 2009. We have not issued SARs or warrants to our executive officers.

		Number of Securities
	Number of Securities	Underlying
	Underlying Unexercised	Unexercised Options-	Option Exercise	Option Expiration
Name	Options- Exercisable	Unexercisable	Price(1)	Date(2)
Robert A. Frist, Jr.	50,000	—	$2.69	2/19/2012
	56,000	—	$3.18	2/25/2013

Arthur E. Newman	50,000	—	$1.32	4/16/2011
	40,000	—	$2.69	2/19/2012
	32,000	—	$3.18	2/25/2013
	27,000	9,000	$2.75	2/9/2014
	17,000	17,000	$3.75	3/7/2015
	3,200	28,800	$2.80	4/4/2016
	—	20,000	$2.01	2/12/2017

J. Edward Pearson	93,750	31,250	$3.39	6/14/2014
	17,000	17,000	$3.75	3/7/2015
	3,200	28,800	$2.80	4/4/2016
	—	20,000	$2.01	2/12/2017

		Number of Securities
	Number of Securities	Underlying
	Underlying Unexercised	Unexercised Options-	Option Exercise	Option Expiration
Name	Options- Exercisable	Unexercisable	Price(1)	Date(2)
Jeffrey S. Doster	7,500	67,500	$3.13	5/12/2016
	—	15,000	$2.01	2/12/2017

Gerard M. Hayden, Jr.	3,750	—	$3.21	9/11/2016
	6,000	—	$3.53	5/24/2017
	7,500	67,500	$3.15	5/19/2016
	—	15,000	$2.01	2/12/2017

Kevin P. O’Hara	5,000	—	$1.35	3/15/2010
	10,000	—	$1.32	4/16/2011
	16,000	—	$2.69	2/19/2012
	20,000	—	$3.18	2/25/2013
	21,000	7,000	$2.75	2/9/2014
	17,000	17,000	$3.75	3/7/2015
	3,200	28,800	$2.80	4/4/2016
	—	20,000	$2.01	2/12/2017

(1)	The exercise price is the closing price of our common stock on NASDAQ on the date of grant.

(2)	Options generally vest over four years and expire eight years from the date of grant.
Options Exercised During 2009
     The following table provides information related to options exercised and values realized by our Named Executive Officers under the Company’s 2000 Plan during the 2009 fiscal year:

	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise (1)
Arthur E. Newman	90,000	$247,500

(1)	The value realized equals the difference between the option exercise price and the closing price of the Company’s stock on the date of exercise, multiplied by the number of shares to which the exercise relates.
Potential Payments Upon Termination or Change-in-Control
     As of December 31, 2009, we maintained only one employment agreement, with Robert A. Frist, Jr., our Chief Executive Officer. The term of the agreement automatically extends for successive one year periods unless either party provides 90 days advance notice of their intent not to further extend the then current employment term, in which case the employment agreement shall expire and terminate at the end of the then current employment term. Mr. Frist is entitled to severance benefits if we terminate him without cause; if he resigns for good reason after a change-in-control; if he resigns upon the occurrence of a material change in the terms of his employment; or if he resigns upon the occurrence of a material breach of the agreement by the Company. If any such termination occurs, Mr. Frist will be entitled to a severance benefit equal to 1.5 times the most recent recommended salary by our Compensation Committee for him. In addition, if Mr. Frist terminates his employment for good reason after the occurrence of a change-in-control, all options, shares and other benefits will fully vest immediately. If Mr. Frist is terminated for cause, or because of his death, disability, or voluntary resignation without good reason, he would not be entitled to any compensation or benefits beyond his effective termination date, other than benefits provided through statutory requirements.
     Under the terms of the 2000 Plan, any outstanding stock options will become fully vested and exercisable upon a change-in-control. Further, the 2000 Plan also provides for cash payments based on the difference between the change-in-control price per share of common stock and the per share exercise price of each outstanding option, multiplied by the number of shares of common stock that would be issued if such option were exercised upon a change-in-control. Under the terms of the 2000 Plan, the change-in-control price is to be based on the highest price paid per share for any transaction reported on NASDAQ at any time during the 60 day period immediately preceding the occurrence of the change-in-control.
The following table shows the potential payments described above for our Named Executive Officers:

	Termination without
	cause, resignation		Involuntary
	for good reason, or		termination for
	resignation for		cause or
	good reason after a	Change-in-	resignation without		Death or
Name	change-in-control	control	good reason	Retirement	disability
Robert A. Frist, Jr. Cash severance(1)	$315,000	$—	$—	$—	$—
Accelerated vesting of stock option awards(2)	—	189,860	—	—	—

Arthur E. Newman Accelerated vesting of stock option awards(2)	—	525,150	—	—	—

J. Edward Pearson Accelerated vesting of stock option awards(2)	—	319,090	—	—	—

Jeffrey S. Doster Accelerated vesting of stock option awards(2)	—	120,750	—	—	—

Gerard M. Hayden, Jr. Accelerated vesting of stock option awards(2)	—	173,198	—	—	—

Kevin P. O’Hara Accelerated vesting of stock option awards(2)	—	321,260	—	—	—

(1)	Based on the employment agreement described above, based on Mr. Frist’s salary as of December 31, 2009.

(2)	Based on the highest price paid for our stock reported on NASDAQ in the 60 day period prior to December 31, 2009 of $4.74 per share, less the exercise price of any outstanding in-the-money stock options, multiplied by the total of the respective outstanding in-the-money stock options.
Director Compensation
     Cash Compensation of Directors. We pay each member of the Board, who is not an officer or employee of the Company, $1,000 for each Board meeting personally attended or attended via teleconference. In addition, we pay non-employee directors $500 for each committee meeting personally or telephonically attended and pay committee chairpersons $1,000 for each committee meeting attended. Beginning in 2010, we will pay each director an annual retainer of $2,000 in addition to the amounts for participating in meetings.
     Equity Compensation of Directors. During 2009, we granted 10,000 options to each non-employee director of the Company. The options vest annually, in two equal increments as of the first and second anniversaries of the grant date and had an exercise price equal to the fair market value of our common stock on the date of grant pursuant to the provisions of the 2000 Plan as discussed below. For 2010, we anticipate granting 15,000 options to each non-employee director of the Company. These options will vest annually, in three equal increments as of the first, second and third anniversaries of the grant date.
     Employee directors are not eligible for any compensation for service on the Board or its committees.
The following table summarizes the compensation for the Company’s non-employee directors during 2009.

	Fees Earned or Paid	Option
Name	in Cash ($)	Awards ($) (1) (2)	Total ($)
James F. Daniell, M.D.	$8,000	$15,200	$23,200
Thompson S. Dent	8,000	15,200	23,200
Frank Gordon	7,500	15,200	22,700
Jeffrey L. McLaren	12,000	15,200	27,200
Dale Polley	17,000	15,200	32,200
Linda Rebrovick	12,000	15,200	27,200
Michael Shmerling	12,500	15,200	27,700
William W. Stead, M.D.	9,500	15,200	24,700

(1)	Represents the aggregate fair value computed in accordance with FASB guidance for stock based compensation. For significant assumptions with regard to such valuation, see Note 10 – Stock Based Compensation in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 26, 2010.

(2)	The aggregate number of option awards outstanding held by directors at fiscal year-end 2009 was as follows:

Option Awards
Name	Outstanding
James F. Daniell, M.D.	31,000
Thompson S. Dent	67,000
Frank Gordon	52,000
Jeffrey L. McLaren	52,000

Option Awards
Name	Outstanding
Dale Polley	25,750
Linda Rebrovick	52,000
Michael Shmerling	22,000
William W. Stead, M.D.	67,000
Executive Officers of the Company
The following is a brief summary of the business experience of each of the executive officers of the Company. Officers of the Company are elected by the Board and serve at the pleasure of the Board. The following table sets forth certain information regarding the executive officers of the Company:

Name	Age	Position
Robert A. Frist, Jr.	42	Chief Executive Officer, President and Chairman of the Board
Jeffrey S. Doster	45	Senior Vice President and Chief Technology Officer
Gerard M. Hayden, Jr.	55	Senior Vice President and Chief Financial Officer
Arthur E. Newman	61	Executive Vice President
J. Edward Pearson	47	Senior Vice President and President of HealthStream Research™
Kevin P. O’Hara	40	Senior Vice President, General Counsel, and Compliance Officer
Michael Sousa	41	Senior Vice President

Robert A. Frist, Jr., one of our co-founders, has served as our Chief Executive Officer and Chairman of the Board since 1990 and president since 2001. Mr. Frist is the Company’s chief operating decision maker, and has primary responsibility and oversight of HealthStream Learning. He graduated with a Bachelor of Science in business with concentrations in finance, economics and marketing from Trinity University.
Jeffrey S. Doster joined the Company in May 2008 as Senior Vice President and Chief Technology Officer. From November 2006 to May 2008, he served as principal at The Altus Group LLC, a business consulting company. From March 2005 to October 2006, he served as senior vice president and chief technology officer at The Shop at Home Network, LLC, a television shopping company. From October 2000 to April 2004, he served as senior vice president of information technology at New Roads, Inc., a provider of fulfillment and other services to retailers. He earned undergraduate degrees in both Economics and Business Administration from Towson University, as well as a Master of Business Administration from Loyola College, in Maryland.
Gerard M. Hayden, Jr. joined the Company as Senior Vice President and Chief Financial Officer in May 2008. From April 2007 to May 2008, he served as executive vice president and chief financial officer of MedAvant Healthcare Solutions (“MedAvant”), a healthcare transaction processing company. In July 2008, MedAvant filed for relief under Chapter 11 of the Bankruptcy Code, and was sold in September 2008. From January 2005 to April 2007, he was a consultant for various healthcare, technology and other business ventures. From November 2001 to January 2005, he served as chief financial officer for Private Business, Inc., a company offering marketing and software solutions to regional and community banks in the United States. He earned a Bachelor of Arts from the University of Notre Dame and a Master of Science from Northeastern University. Mr. Hayden served on the Company’s Board and was a member of the Audit Committee from September 2006 to May 2008.
Arthur E. Newman joined the Company in January 2000, and is currently our Executive Vice President. Previously he served as our chief financial officer and senior vice president from January 2000 to March 2006. He holds a Bachelor of Science in chemistry from the University of Miami and a Master of Business Administration from Rutgers University.
J. Edward Pearson joined the Company in June 2006 as Senior Vice President, responsible for our survey and research business and was named president of HealthStream Research™ during 2007. From June 2003 to June 2006, he served as president and chief executive officer of DigiScript, an Internet-based training and communication solutions provider for the life sciences industry. He earned a Bachelor of Business Administration in accounting from Middle Tennessee State University.
Kevin P. O’Hara joined the Company in January 2002, and was promoted to Senior Vice President and general counsel in February 2007. He assumed compliance officer responsibilities during August 2007. He previously served as vice president for the Company. He earned a Bachelor of Arts degree and a J.D. from Vanderbilt University.
Michael Sousa joined the Company in October 2004, and was promoted to Senior Vice President in January 2010. He previously served as vice president for the Company, with responsibilities for our strategic accounts program within HealthStream Learning. He earned a Bachelor of Science degree from Boston College and a Master of Business Administration from Boston University.

     STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2010 (unless otherwise noted), for:
•	each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our directors and nominees;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.
     The percentages of shares outstanding provided in the table are based on 21,743,866 shares outstanding as of March 31, 2010. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2010 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. The address of each of our directors and executive officers listed below is c/o HealthStream, Inc., 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203.

Name	Number of Shares		Percent
Robert A. Frist, Jr.	5,945,340	(1)	27.3%
T. Rowe Price Associates, Inc.	2,545,073	(2)	11.7%
Arthur E. Newman	320,600	(3)	1.5%
Frank Gordon	287,886	(4)	1.3%
Jeffrey L. McLaren	184,467	(5)	*
J. Edward Pearson	165,250	(6)	*
Michael Shmerling	140,637	(7)	*
Kevin P. O’Hara	116,100	(8)	*
Thompson S. Dent	91,394	(9)	*
James F. Daniell	76,948	(10)	*
Linda Rebrovick	67,000	(11)	*
William W. Stead	65,700	(12)	*
Gerard M. Hayden, Jr.	37,750	(13)	*
Dale Polley	25,750	(14)	*
Jeffrey S. Doster	24,000	(15)	*
All directors and executive officers as a group (14 persons)	7,551,547	(16)	35.1%

*	Less than one percent.

(1)	Includes 106,000 shares issuable upon exercise of options.

(2)	100 East Pratt Street, Baltimore, Maryland 21202-1009. Based upon information set forth in Schedule 13G filed with the SEC on February 12, 2010 jointly by T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price New Horizons Fund, Inc. (“New Horizons”), these shares are held by various individual and institutional investors for which Price Associates and New Horizons serve as investment advisor with power to direct investments and/or sole power to vote the shares. Price Associates and New Horizons disclaim beneficial ownership of these shares except to the extent of their pecuniary interest in those shares.

(3)	Includes 195,100 shares issuable upon exercise of options.

(4)	136,000 of these shares are held by Crofton Capital. Mr. Gordon disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in those shares. 11,386 of these shares are held by The Joel Company. Mr. Gordon disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in those shares. Also includes 47,000 shares issuable upon exercise of options.

(5)	Includes 47,000 shares issuable upon exercise of options.

(6)	Includes 130,850 shares issuable upon exercise of options.

(7)	Includes 17,000 shares issuable upon exercise of options.

(8)	Includes 111,100 shares issuable upon exercise of options.

(9)	Includes 62,000 shares issuable upon exercise of options.

(10)	Includes 26,000 shares issuable upon exercise of options.

(11)	Includes 47,000 shares issuable upon exercise of options.

(12)	Includes 62,000 shares issuable upon exercise of options.

(13)	Includes 33,750 shares issuable upon exercise of options.

(14)	Includes 20,750 shares issuable upon exercise of options.

(15)	Includes 24,000 shares issuable upon exercise of options.

(16)	Includes 929,550 shares issuable upon exercise of options.
Section 16(a) Beneficial Ownership Reporting Compliance
     We believe that during the 2009 fiscal year, all SEC filings of directors, officers and greater than ten-percent shareholders complied with the requirements of Section 16(a) of the Securities Exchange Act, except as follows, (1) Arthur E. Newman who failed to timely file one Form 4 reporting a grant of stock options, (2) J. Edward Pearson who failed to timely file one Form 4 reporting a grant of stock options, (3) Gerard M. Hayden, Jr. who failed to timely file one Form 4 reporting a grant of stock options, (4) Jeffrey S. Doster who failed to timely file one Form 4 reporting a grant of stock options, and (5) Kevin P. O’Hara who failed to timely file one Form 4 reporting a grant of stock options. This belief is based on our review of forms filed or written representations that no forms were required.

GENERAL INFORMATION
Important Notice Regarding Delivery of Shareholder Documents
     The rules of the SEC allow the Company to send a single copy of the Proxy Statement and Annual Report to Shareholders to any household at which two or more shareholders reside if the Company believes the shareholders are members of the same family, unless the Company has received contrary instructions from a shareholder. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps reduce the Company’s expenses. The rule applies to the Company’s annual reports and proxy statements. Each shareholder in the household will continue to receive a separate proxy card.
     If your shares are registered in your own name and you would like to receive your own set of the Company’s annual disclosure documents this year or in future years, or if you share an address with another shareholder and together both of you would like to receive only a single set of the Company’s annual disclosure documents, please contact the Company’s Secretary by calling (800) 845-1579 or writing to the Company at HealthStream, Inc., Investor Relations Department, 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly. The Company will deliver within 30 days upon oral or written request a separate copy of the Proxy Statement or Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the documents was delivered.
Annual Report
     Our 2009 Annual Report to Shareholders is being included as an enclosure with this proxy statement. The Annual Report is not part of the proxy solicitation materials.
Additional Information
     A copy of our Annual Report on Form 10-K for the year ended December 31, 2009, excluding certain of the exhibits thereto, may be obtained by visiting our website at www.healthstream.com or may be obtained without charge by writing to HealthStream, Inc., Investor Relations Department, 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203 or by making an oral request by calling (615) 301-3237. We will furnish any exhibits to our Annual Report on Form 10-K upon the payment of fees equal to our reasonable expenses in furnishing such exhibits. The Company’s Annual Report on Form 10-K and various other filings also may be accessed in the “Corporate Governance” section of our website at www.healthstream.com or www.sec.gov.
Nashville, Tennessee
April 29, 2010

Appendix A
Restated Audit Committee Charter
See Attached.

RESTATED CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF HEALTHSTREAM, INC.
I. AUDIT COMMITTEE PURPOSE
The Audit Committee (the “Committee”) is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:
-	Oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements.

-	Oversee the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

-	Oversee the independence and performance of the Company’s independent auditors.

-	Provide an avenue of communication among the independent auditors, management and the Board of Directors.

-	Oversee the process utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, and external risks inherent in the business.
The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain independent legal, accounting, or other advisors as it deems necessary or appropriate in the performance of its duties. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and to any advisors employed by the Committee and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
The Committee’s oversight responsibility recognizes that the Company’s management is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that the Company’s financial management, as well as its outside auditors, have more time, knowledge and more detailed information on the Company and its financial reports than do Committee members; consequently, in carrying out its duties and responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements and is not conducting an audit or investigation of the financial statements or determining that the Company’s financial statements are true and complete or are in accordance with generally accepted accounting principles.
II. AUDIT COMMITTEE COMPOSITION AND MEETINGS
The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Committee must also meet the other qualification standards set by federal and state legislation and regulation and the applicable listing standards of The Nasdaq Stock Market, Inc. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall be an “audit committee financial expert” as defined by the Securities and Exchange Commission.
The Committee shall meet at least four times annually, or more frequently as circumstances require, including teleconferences when appropriate. The Committee Chair shall prepare and/or approve an agenda for each meeting. A majority of the Committee shall constitute a quorum, and the Committee shall act only on the affirmative vote of a majority of the members present at the meeting; provided that the Committee may form and delegate authority to subcommittees or members when appropriate. The Committee shall meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed. In addition, the Committee shall communicate with management and the independent auditors’ quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.
III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES
The following functions shall be the common recurring activities of the Committee in carrying out its oversight duties and responsibilities. The Committee may undertake additional duties and responsibilities as the Board or the Committee deems appropriate given the circumstances.
Document/Reports Review Procedures
1.	The Committee shall review and assess the adequacy of this Charter at least annually, submit the Charter to the Board of Directors for approval and have the document published in accordance with SEC regulations or applicable listing standards.

2.	The Committee shall review and discuss with the Company’s management and independent auditors the Company’s annual audited financial statements, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the selection, application and disclosure of critical accounting policies and practices used in such financial statements. Additionally, based on such review, the Committee shall consider whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K. The discussion of financial statements and the related critical accounting policies and practices shall occur prior to the public release of such financial statements or results, and the discussion of the related disclosure, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” shall occur prior to the filing of the Form 10-K.

3.	The Committee shall review with management and the independent auditors the Company’s quarterly financial results and quarterly unaudited financial statements, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Company’s selection, application and disclosure of critical accounting policies and practices used in such financial statements. The discussion of financial statements and the related critical accounting policies and practices shall occur prior to the public release of such financial statements or results, and the discussion of the related disclosure, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” shall occur prior to the filing of the Form 10-Q.

4.	Discuss with management and the independent auditors policies with respect to risk assessment and risk management and the quality and adequacy of the Company’s processes and controls that could materially affect the Company’s financial statements and financial reporting. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

5.	Discuss with management the Company’s earnings guidance prior to the release thereof.

6.	Discuss with the independent auditors any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 and SAS 90, as such standards may be modified or supplemented.

7.	Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Independent Auditors

8.	The independent auditors are accountable to the Committee and the Board of Directors and shall report directly to the Committee. The Committee shall review the independence and performance of the auditors annually. In addition, the Committee shall:
-	oversee the work of the outside auditors and review the independent auditors’ audit plan including scope, staffing, locations, reliance upon management and general audit approval;

-	resolve disagreements between management and the outside auditors regarding financial reporting;

-	establish hiring policies for employees or former employees of the outside auditors;

-	pre-approve all auditing services to be provided by the outside auditors;

-	pre-approve all non-auditing services, including tax services, to be provided by the outside auditors, subject to such exceptions as may be determined by the Committee to be appropriate and consistent with federal and regulatory provisions;

-	receive reports from the outside auditors regarding critical accounting policies and practices, alternative treatments of financial information and generally accepted accounting principles, and such other information as may be required by federal and regulatory provisions;

-	receive from the outside auditors annually a formal written statement delineating all relationships between the outside auditors and the Company that may impact the objectivity and independence of the outside auditors; and

-	discuss with the outside auditors in an active dialogue any such disclosed relationships or services and their impact on the outside auditors’ objectivity and independence.

9.	The Committee shall have the ultimate authority and responsibility to select (subject, if sought, to shareholder ratification), determine the compensation of, oversee the work of, and where appropriate, terminate and replace the outside auditors.
Legal Compliance
10.	On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.
Other Audit Committee Responsibilities
11.	Review and approve all related-party transactions involving Covered Persons as defined in the Company’s Code of Ethics.

12.	Monitor, oversee and review compliance with the provisions of the Company’s Code of Ethics that relate to accounting disclosures and regulations of the Securities and Exchange Commission (“SEC”) or The Nasdaq Stock Market, Inc. (“Nasdaq”).

13.	Serve as the initial reviewing body for allegations of violations of the Code of Ethics or requests for waivers of the provisions of the Code of Ethics by a director or executive officer of the Company that relate to accounting disclosures and regulations of the SEC or Nasdaq.

14.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

15.	At least annually review the Company’s director and officer insurance provisions.

16.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

17.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

18.	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and of the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Appendix B
HealthStream, Inc. 2010 Stock Incentive Plan
See Attached.

HEALTHSTREAM, INC
2010 STOCK INCENTIVE PLAN

HEALTHSTREAM, INC
2010 STOCK INCENTIVE PLAN
Section 1. Purpose.
     This plan shall be known as the “HealthStream, Inc. 2010 Stock Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of HealthStream, Inc. (the “Company”) and its shareholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its shareholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.
Section 2. Definitions.
     As used in the Plan, the following terms shall have the meanings set forth below:
     2.1 “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan; provided, that with respect to any Award that is subject to Section 409A of the Code, Affiliate means any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another corporation or entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the regulations, provided that the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the regulations. Notwithstanding the foregoing, for purposes of determining whether a corporation or other entity is an Affiliate for purposes of Section 5 hereof, if the Awards proposed to be granted to Employees of such corporation or other entity would be granted based upon legitimate business criteria, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the regulations. For purposes of determining ownership of an interest in an organization, the rules of Sections 1.414(c)-3 and 1.414(c)-4 of the regulations apply.
     2.2 “Award” means any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, or Other Stock-Based Award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.
     2.3 “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.
     2.4 “Board” means the Board of Directors of the Company.
     2.5 “Cause” means, unless otherwise defined in the applicable Award Agreement, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries or Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

     2.6 “Change in Control” means, unless otherwise provided in the applicable Award Agreement, the happening of one of the following:
     (a) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned Subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 50% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or
     (b) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or
     (c) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.
     Notwithstanding the foregoing, with respect to Awards subject to Section 409A of the Code, the effect of a Change in Control and what constitutes a Change in Control shall be set forth in the underlying Award Agreement or Award program.
     2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     2.8 “Committee” means a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be (i) a “non-employee director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder, (ii) an “outside director” for purposes of Section 162(m), and (iii) “independent” within the meaning of the listing standards of the Nasdaq Stock Market.
     2.9 “Consultant” means any consultant to the Company or its Subsidiaries or Affiliates.
     2.10 “Covered Officer” means at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company or the taxable year of the Company in which the applicable Award will be paid or vested, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.
     2.11 “Director” means a member of the Board.
     2.12 “Disability” means, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan. With respect to Awards subject to Section 409A of the Code, unless otherwise defined in the applicable Award Agreement, the term “Disability” shall have the meaning set forth in Section 409A of the Code.

2

     2.13 “Early Retirement” means, unless otherwise provided in an Award Agreement, retirement with the express consent of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Company then in effect or as may be approved by the Committee.
     2.14 “Effective Date” has the meaning provided in Section 16.1 of the Plan.
     2.15 “Employee” means a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.
     2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     2.17 “Fair Market Value” with respect to the Shares, means, for purposes of a grant of an Award as of any date, (i) the reported closing sales price of the Shares on the Nasdaq Stock Market, or any other such market or exchange as is the principal trading market for the Shares, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith and by the reasonable application of a reasonable valuation method (as applicable), by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.
     2.18 “Good Reason” means, unless otherwise provided in an Award Agreement, (i) a material reduction in a Participant’s position, authority, duties or responsibilities following a Change in Control as compared to such level immediately prior to a Change in Control, (ii) any material reduction in a Participant’s annual base salary as in effect immediately prior to a Change in Control; (iii) the relocation of the office at which the Participant is to perform the majority of his or her duties following a Change in Control to a location more than 30 miles from the location at which the Participant performed such duties prior to the Change in Control; or (iv) the failure by the Company or its successor to continue to provide the Participant with benefits substantially similar in aggregate value to those enjoyed by the Participant under any of the Company’s pension, life insurance, medical, health and accident or disability plans in which Participant was participating immediately prior to a Change in Control, unless the Participant is offered participation in other comparable benefit plans generally available to similarly situated employees of the Company or its successor after the Change in Control.
     2.19 “Grant Price” means the price established at the time of grant of an SAR pursuant to Section 6 used to determine whether there is any payment due upon exercise of the SAR.
     2.20 “Incentive Stock Option” means an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
     2.21 “Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.
     2.22 “Non-Qualified Stock Option” means an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.
     2.23 “Normal Retirement” means, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from active employment with the Company or any of its Subsidiaries or Affiliates on or after such Participant’s 65th birthday.
     2.24 “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
     2.25 “Option Price” means the purchase price payable to purchase one Share upon the exercise of an Option.
     2.26 “Other Stock-Based Award” means any Award granted under Sections 9 or 10 of the Plan. For purposes of the share counting provisions of Section 4.1 hereof, an Other Stock-Based Award that is not settled in

3

cash shall be treated as (i) an Option Award if the amounts payable thereunder will be determined by reference to the appreciation of a Share, and (ii) a Restricted Share Award if the amounts payable thereunder will be determined by reference to the full value of a Share.
     2.27 “Outside Director” means, with respect to the grant of an Award, a member of the Board then serving on the Committee.
     2.28 “Participant” means any Employee, Director, Consultant or other person who receives an Award under the Plan.
     2.29 “Performance Award” means any Award granted under Section 8 of the Plan. For purposes of the share counting provisions of Section 4.1 hereof, a Performance Award that is not settled in cash shall be treated as (i) an Option Award if the amounts payable thereunder will be determined by reference to the appreciation of a Share, and (ii) a Restricted Share Award if the amounts payable thereunder will be determined by reference to the full value of a Share.
     2.30 “Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
     2.31 “Restricted Share” means any Share granted under Sections 7 to 10 of the Plan.
     2.32 “Restricted Share Unit” means any unit granted under Sections 7 to 10 of the Plan.
     2.33 “Retirement” means Normal or Early Retirement.
     2.34 “SEC” means the Securities and Exchange Commission or any successor thereto.
     2.35 “Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.
     2.36 “Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.
     2.37 “Separation from Service” or “Separates from Service” shall have the meaning ascribed to such term pursuant to Section 409A of the Code and the regulations promulgated thereunder.
     2.38 “Shares” means shares of the common stock, no par value per share, of the Company.
     2.39 “Share Reserve” has the meaning set forth in Section 4.1 hereof.
     2.40 “Specified Employee” has the meaning ascribed to such term pursuant to Section 409A of the Code and the regulations promulgated thereunder.
     2.41 “Stock Appreciation Right” or “SAR” means a stock appreciation right granted under Sections 6, 8 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value of such Share on the date of exercise over the Grant Price.
     2.42 “Subsidiary” means any Person (other than the Company) of which 50% or more of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

4

     2.43 “Substitute Awards” means Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.
     2.44 “2000 Plan” means the HealthStream, Inc. 2000 Stock Incentive Plan, as amended.
Section 3. Administration.
     3.1 Authority of Committee. The Plan shall be administered by a Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion (and in accordance with Section 409A of the Code with respect to Awards subject thereto) to: (i) designate Participants; (ii) determine eligibility for participation in the Plan and decide all questions concerning eligibility for and the amount of Awards under the Plan; (iii) determine the type or types of Awards to be granted to a Participant; (iv) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (v) determine the timing, terms, and conditions of any Award; (vi) accelerate the time at which all or any part of an Award may be settled or exercised; (vii) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (viii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (ix) grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate; (x) grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the Incentive Stock Option rules under Section 422 of the Code and the nonqualified deferred compensation rules under Section 409A of the Code, where applicable; (xi) make all determinations under the Plan concerning any Participant’s Separation from Service with the Company or a Subsidiary or Affiliate, including whether such separation occurs by reason of Cause, Good Reason, Disability, Retirement, or in connection with a Change in Control and whether a leave constitutes a Separation from Service; (xii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (xiii) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (xiv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xv) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.
     3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.
     3.3 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

5

     3.4 No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.
Section 4. Shares Available For Awards.
     4.1 Shares Available. Subject to the provisions of Section 4.2 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards after the Effective Date of this Plan is equal to the sum of (i) 406,613 Shares and (ii) the number of shares available for grant under the 2000 Plan as of the end of the day that is the Effective Date of this Plan (such aggregate amount being, the “Share Reserve”). The number of Shares with respect to which Incentive Stock Options may be granted shall be no more than 1,500,000. Each Share issued pursuant to an Option shall reduce the Share Reserve by one (1) share. Each Share subject to a redeemed portion of a SAR shall reduce the Share Reserve by one (1) share. Each Share issued pursuant to a Restricted Stock Award or a Restricted Stock Unit Award shall reduce the Share Reserve by one and one-half (1.5) shares. If any Award granted under this Plan (whether before or after the Effective Date of this Plan) shall expire, terminate, be settled in cash (in whole or in part) or otherwise be forfeited or canceled for any reason before it has vested or been exercised in full, the Shares subject to such Award shall, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for Awards under the Plan, in accordance with this Section 4.1. If any Award granted under the 2000 Plan shall expire, terminate, be settled in cash (in whole or in part) or otherwise be forfeited or canceled for any reason before it has vested or been exercised in full, the Shares subject to such Award shall, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for Awards under the Plan, and the Share Reserve shall be increased, in accordance with this Section 4.1. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law. Notwithstanding the foregoing, if an Option or SAR is exercised, in whole or in part, by tender of Shares or if the Company’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in this Section 4.1 shall be the number of Shares that were subject to the Option or SAR or portion thereof, and not the net number of Shares actually issued and any SARs to be settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of shares issued upon the settlement of the SAR. Any Shares that again become available for grant pursuant to this Section shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the 2000 Plan, and (ii) as one and one-half (1.5) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the 2000 Plan. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that, taken together, relate to more than 200,000 Shares.
     4.2 Adjustments. Without limiting the Committee’s discretion as provided in Section 13 hereof, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property, and other than a normal cash dividend), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall, in an equitable and proportionate manner as deemed appropriate by the Committee (and, as applicable, in such manner as is consistent with Sections 162(m), 422 and 409A of the Code and the regulations thereunder) either: (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan, and (4) the limits on the number of Shares or Awards that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award. Any such adjustments to outstanding Awards shall be effected in a manner that precludes the material enlargement of rights and benefits under such Awards.

6

     4.3 Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.
     4.4 Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.
Section 5. Eligibility.
     Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with Section 10.
Section 6. Stock Options And Stock Appreciation Rights.
     6.1 Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The grant of an Option or SAR shall occur when the Committee by resolution, written consent or other appropriate action determines to grant such Option or SAR for a particular number of Shares to a particular Participant at a particular Option Price or Grant Price, as the case may be, or such later date as the Committee shall specify in such resolution, written consent or other appropriate action. The Committee shall have the authority to grant Incentive Stock Options and to grant Non-Qualified Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. To the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in Section 422(d) of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.
     6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted and the Grant Price at the time each SAR is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than the Fair Market Value of a Share on the date of grant of such Option, and the Grant Price of an SAR may not be less than the Fair Market Value of a Share on the date of grant of such SAR. In the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.2 hereof in the form of Options or SARS, such grants shall have an Option Price (or Grant Price) per Share that is intended to maintain the economic value of the Award that was replaced or adjusted as determined by the Committee. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, (ii) amend the terms of previously granted SARs to reduce the Grant Price of such SARs, (iii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options, or (iv) cancel such SARs and grant substitute SARs with a lower Grant Price than the cancelled SARs, in each case without the approval of the Company’s shareholders.
     6.3 Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, but subject to Section 6.4(a) hereof, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.
     6.4 Exercise.
     (a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.6 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the

7

Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine. An Award Agreement may provide that the period of time over which an Option, other than an Incentive Stock Option, or SAR may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, however, that during the extended exercise period the Option or SAR may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws.
     (b) The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.
     (c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.
     (d) Payment of the Option Price shall be made in (i) cash or cash equivalents, or, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered Shares previously acquired by the Participant, valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of (i) or (ii), or (iv) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with applicable laws or (y) withholding Shares (net-exercise) otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares. The Company reserves, at any and all times in the Company’s sole discretion, the right to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a method set forth in subsection (iv) above, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.
     (e) At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.
     6.5 Separation from Service. Except as otherwise provided in the applicable Award Agreement, an Option or SAR may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting such Award and ending on the date of exercise of such Award the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Separation from Service by the Participant. An Option or SAR shall cease to become exercisable upon a Separation from Service of the holder thereof. Notwithstanding the foregoing provisions of this Section 6.5 to the contrary, the Committee may determine in its discretion that an Option or SAR may be exercised following any such Separation from Service, whether or not exercisable at the time of such separation; provided, however, that in no event may an Option or SAR be exercised after the expiration date of such Award specified in the applicable Award Agreement, except as provided in Section 6.4(a).
     6.6 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations

8

(within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.
Section 7. Restricted Shares And Restricted Share Units.
     7.1 Grant.
     (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.
     (b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time (not less than one year) during which the grantee must remain in the continuous employment (or other service-providing capacity) of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.
     7.2 Delivery of Shares and Transfer Restrictions.
     (a) At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Restricted Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Share Awards evidenced in such manner. The holding of Restricted Shares by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 7.2(a), shall not affect the rights of Participants as owners of the Restricted Shares awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the transfer restrictions.
     (b) Unless otherwise provided in the applicable Award Agreement, the grantee shall have all rights of a shareholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted

9

period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Restricted Share Units shall be subject to similar transfer restrictions as Restricted Share Awards, except that no Shares are actually awarded to a Participant who is granted Restricted Share Units on the date of grant, and such Participant shall have no rights of a stockholder with respect to such Restricted Share Units until the restrictions set forth in the applicable Award Agreement have lapsed.
     7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be (or, in the case of book-entry Shares, such restrictions and restricted stock legend shall be removed from the confirmation and account statements delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, in book-entry form).
     7.4 Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units may be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. The applicable Award Agreement shall specify whether a Participant will be entitled to receive dividend equivalent rights in respect of Restricted Share Units at the time of any payment of dividends to shareholders on Shares. If the applicable Award Agreement specifies that a Participant will be entitled to dividend equivalent rights, (i) the amount of any such dividend equivalent right shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of Shares equal to the number of vested Restricted Share Units then credited to the Participant, and (ii) any such dividend equivalent right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided, that no dividend equivalents shall be paid on Restricted Share Units that are not yet vested. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.
Section 8. Performance Awards.
     8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.
     8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.
     8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Separation from Service prior to the end of any performance period, other than for reasons of death or

10

Disability, will result in the forfeiture of the Performance Award, and no payments will be made. Notwithstanding the foregoing, the Committee may in its discretion, waive any performance goals and/or other terms and conditions relating to a Performance Award. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.
Section 9. Other Stock-Based Awards.
     The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.
Section 10. Non-Employee Director And Outside Director Awards.
     10.1 The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.
     10.2 The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.
Section 11. Provisions Applicable To Covered Officers And Performance Awards.
     11.1 Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11.
     11.2 The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:
(a)	earnings before any one or more of the following: interest, taxes, depreciation, amortization and/or stock compensation;

(b)	operating (or gross) income or profit;

(c)	operating efficiencies;

(d)	return on equity, assets, capital, capital employed or investment;

(e)	after tax operating income;

(f)	net income;

(g)	earnings or book value per Share;

11

(h)	financial ratios;

(i)	cash flow(s);

(j)	total sales or revenues or sales or revenues per employee;

(k)	production (separate work units or SWUs);

(l)	stock price or total shareholder return;

(m)	dividends;

(n)	debt or cost reduction;

(o)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals (including, without limitation, developmental, strategic or manufacturing milestones of products or projects in development, execution of contracts with current or prospective customers and development of business expansion strategies) and goals relating to acquisitions, joint ventures or collaborations or divestitures; or

(p)	any combination thereof.
Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11.2 to exclude any of the following events that occurs during a performance period: (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year and (vi) the effect of adverse federal, governmental or regulatory action, or delays in federal, governmental or regulatory action; provided that the Committee commits to make any such adjustments within the 90 day period set forth in Section 11.4.
     11.3 With respect to any Covered Officer, the maximum annual number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan is 150,000 and the maximum amount of all Performance Awards that are settled in cash and that may be granted under Section 8 of the Plan in any year is $1,500,000.
     11.4 To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

12

     11.5 Unless otherwise expressly stated in the relevant Award Agreement, each Award granted to a Covered Officer under the Plan is intended to be performance-based compensation within the meaning of Section 162(m). Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.
Section 12. Separation from Service.
     The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Separation from Service with the Company, its Subsidiaries and Affiliates, including a separation from the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability, Early Retirement or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.
Section 13. Change In Control.
     13.1 Certain Terminations. Unless otherwise provided by the Committee, or in an Award Agreement or by a contractual agreement between the Company and a Participant, if, within one year following a Change in Control, a Participant Separates from Service with the Company (or its successor) by reason of (a) death; (b) Disability; (c) Normal Retirement or Early Retirement; (d) for Good Reason by the Participant; or (e) involuntary termination by the Company for any reason other than for Cause, all outstanding Awards of such Participant shall vest, become immediately exercisable and payable and have all restrictions lifted. For purposes of an Award subject to Section 409A of the Code, Good Reason shall exist only if (i) the Participant notifies the Company of the event establishing Good Reason within 90 days of its initial existence, (ii) the Company is provided 30 days to cure such event and (iii) the Participant Separates from Service with the Company (or its successor) within 180 days of the initial occurrence of the event.
     13.2 Accelerated Vesting. The Committee may, in its discretion, provide in any Award Agreement, or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such conditions (if any), including termination of the Participant’s service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine. In the event of a Change of Control, and without the consent of any Participant, the Committee may, in its discretion, provide that for a period of at least fifteen (15) days prior to the Change in Control, any Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Stock Options or Stock Appreciation Rights shall terminate and be of no further force and effect.
     13.3 Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable; provided, that in the event of such an assumption, the Acquiror must grant the rights set forth in Section 13.1 to the Participant in respect of such assumed Awards. For purposes of this Section, if so determined by the Committee, in its discretion, an Award denominated in Shares shall be deemed assumed if, following the Change in Control, the Award (as adjusted, if applicable, pursuant to Section 4.2 hereof) confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of

13

the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.
     13.4 Cash-Out of Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Committee) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award (which payment may, for the avoidance of doubt, be $0, in the event the per share exercise or purchase price of an Award is greater than the per share consideration in connection with the Change in Control). In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any), if any, shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.
     13.5 Performance Awards. The Committee may, in its discretion, provide that in the event of a Change in Control, (i) any outstanding Performance Awards relating to performance periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, (ii) all then-in-progress performance periods for Performance Awards that are outstanding shall end, and either (A) any or all Participants shall be deemed to have earned an award equal to the relevant target award opportunity for the performance period in question, or (B) at the Committee’s discretion, the Committee shall determine the extent to which performance criteria have been met with respect to each such Performance Award, if at all, and (iii) the Company shall cause to be paid to each Participant such partial or full Performance Awards, in cash, Shares or other property as determined by the Committee, within thirty (30) days of such Change in Control, based on the Change in Control consideration, which amount may be zero if applicable.
Section 14. Amendment And Termination.
     14.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.
     14.2 Amendments to Awards. Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively in time (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
     14.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles.

14

Section 15. General Provisions.
     15.1 Limited Transferability of Awards. Except as otherwise provided in the Plan, an Award Agreement or by the Committee at or after grant, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. No transfer of an Award for value shall be permitted under the Plan.
     15.2 Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards. Notwithstanding the foregoing, with respect to an Award subject to Section 409A of the Code, the payment, deferral or crediting of any dividends or dividend equivalents shall conform to the requirements of Section 409A of the Code and such requirements shall be specified in writing.
     15.3. Compliance with Section 409A of the Code. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. In addition, if a Participant is a Specified Employee at the time of his or her Separation from Service, any payments with respect to any Award subject to Section 409A of the Code to which the Participant would otherwise be entitled by reason of such Separation from Service shall be made on the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death). Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest, or penalties that Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.
     15.4 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.
     15.5 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     15.6 Tax Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may

15

be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the minimum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
     15.7 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.
     15.8 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.
     15.9 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.
     15.10 No Rights as Shareholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.
     15.11 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.
     15.12 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

16

     15.13 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
     15.14 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.
     15.15 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
     15.16 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
Section 16. Term Of The Plan.
     16.1 Effective Date. The Plan shall be effective, and will amend and restate the previous plan as set forth herein effective, as of May 27, 2010 provided it has been approved by the Board and by the Company’s shareholders.
     16.2 Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

17

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 26th, 2010.

Vote by Internet
• Log on to the Internet and go to
www.investorvote.com/HSTM
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA,
US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote “FOR” the election of each of the nominees for director listed in Proposal 1 below and “FOR” Proposal 2 and 3 below.

1.	To elect the following nominees as Class I directors to the Board of Directors until the 2013 Annual Meeting of Shareholders and until their respective successors are elected and qualified:	01 - Thompson S. Dent	02 - Dale Polley	03 - William W. Stead	+

			01	02	03
☐ Mark here to vote FOR all nominees	☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐

☐ Mark here to WITHHOLD vote from all nominees

		For	Against	Abstain			For	Against	Abstain

2.	To approve the HealthStream, Inc. 2010 Stock Incentive Plan.	☐	☐	☐	3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐

4.	To vote in accordance with their best judgment with respect to any other matters which may properly come before the meeting or any adjournment or adjournments thereof.

B Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
This Proxy should be marked, dated, and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — HealthStream, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF HEALTHSTREAM, INC.
The undersigned shareholder(s) of HealthStream, Inc., a Tennessee corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 29, 2010, and hereby appoints Robert A. Frist, Jr. and Gerard M. Hayden, Jr., and each of them, proxies and attorneys in fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2010 Annual Meeting of Shareholders of HealthStream, Inc. to be held on Thursday, May 27, 2010 at 2:00 p.m. Central Daylight Time, at 209 10th Avenue, South, Suite 450, Nashville, Tennessee 37203, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth herein.
This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted FOR the proposals set forth herein and as the proxies deem advisable on such other matters as may come before the meeting.
PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.
(Items to be voted appear on reverse side.)